SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

COMPUTER SCIENCES CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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____________________________________________________________________________________
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____________________________________________________________________________________
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Computer Sciences Corporation

Notice of 2007 Annual Meeting of Stockholders

     The 2007 Annual Meeting of Stockholders will be held on Monday, July 30, 2007, at 10:00 a.m., at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266. The purpose of the meeting is to vote on:

  the election of directors;

  the approval of the proposed 2007 Employee Incentive Plan;

  the ratification of the appointment of independent auditors;

  a stockholder proposal on Board inclusiveness, if presented at the meeting;

  a stockholder proposal on disclosure of political contributions, if presented at the meeting; and

  such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on June 1, 2007 will be entitled to vote at the meeting and any postponements or adjournments thereof.

     Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and vote as soon as possible.

     You may vote by completing, signing, dating and returning the enclosed proxy form in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy form.

By Order of the Board of Directors,

Hayward D. Fisk
Vice President, General Counsel and Secretary

El Segundo, California
June 29, 2007

TABLE OF CONTENTS

GENERAL INFORMATION
Who May Vote	1
How to Vote	1
Revocation of Proxies	2
Quorum and Vote Required	2
Other Matters to be Acted Upon at the Meeting	3
Solicitation of Proxies	3

CORPORATE GOVERNANCE
Board of Directors	4
Corporate Governance Guidelines, Codes of Ethics and Equity Grant Policy	4
Mandatory Retirement of Directors	4
Executive Sessions of Non-Management Directors	4
Communicating with the Board or the Presiding Director	5
Director Independence	5
Board Committees	5
Director Nomination Process	7
Director Attendance at Meetings	7
Oversight of Related Person Transactions	8
Director Compensation	8
Audit Committee Report	9

PROPOSAL 1. ELECTION OF DIRECTORS	10

STOCK OWNERSHIP	12

EXECUTIVE COMPENSATION
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Fiscal Year 2007 Summary Compensation Table	23
Fiscal Year 2007 Grants of Plan-Based Awards	26
Outstanding Equity Awards at Fiscal Year End	27
Fiscal Year 2007 Option Exercises and Stock Vested	31
Fiscal Year 2007 Pension Benefits	31
Fiscal Year 2007 Nonqualified Deferred Compensation	33
Fiscal Year 2007 Potential Payments Upon Termination	34
Fiscal Year 2007 Equity Compensation Plan Information	43

PROPOSAL 2: APPROVAL OF 2007 EMPLOYEE INCENTIVE PLAN	44

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS	51

PROPOSAL 4: STOCKHOLDER PROPOSAL -- BOARD INCLUSIVENESS	52

PROPOSAL 5: STOCKHOLDER PROPOSAL -- DISCLOSURE OF POLITICAL CONTRIBUTIONS	54

ADDITIONAL INFORMATION	56
Section 16(a) Beneficial Ownership Reporting Compliance	56
Business for 2008 Annual Meeting	56
Householding; Availability of 2007 Annual Report and Proxy Statement	56

Appendix A: Independence Standards	A-1
Appendix B: 2007 Employee Incentive Plan	B-1

i

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311

June 29, 2007

__________________

PROXY STATEMENT
__________________

     The Board of Directors (the “Board”) of Computer Sciences Corporation (the “Company” or “CSC”) is soliciting proxies for use at the 2007 Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, July 30, 2007, at 10:00 a.m., at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266. Distribution of this Proxy Statement and a proxy form, together with CSC’s 2007 Annual Report, is scheduled to begin on or about June 29, 2007.

GENERAL INFORMATION

Who May Vote

     All holders of record of CSC stock as of the close of business on June 1, 2007 are entitled to vote at the Annual Meeting and any postponements or adjournments thereof. There were 174,022,871 shares of CSC stock outstanding on that date. Each share is entitled to one vote.

How to Vote

     If you receive a paper proxy or voting instruction card, you may vote your shares:

  by completing, executing and returning the proxy or voting instruction card in a timely manner;

  by using a touch-tone telephone and complying with the telephone voting instructions, if any, on the proxy or voting instruction card; or

  through the Internet, by complying with the Internet voting instructions, if any, on the proxy or voting instruction card.

     If you enrolled for electronic delivery of stockholder communications before the close of business on June 27, 2007, you will receive an e-mail with instructions for accessing this Proxy Statement, the proxy form and the 2007 Annual Report.

     All shares of CSC stock represented by proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted as follows:

  FOR the election of the nominees to the Board of Directors;

  FOR the approval of the 2007 Employee Incentive Plan;

  FOR the ratification of the appointment of independent auditors;

  AGAINST the approval of the stockholder proposal regarding Board inclusiveness; and

  AGAINST the approval of the stockholder proposal regarding disclosure of political contributions.

     Stockholders are encouraged to conserve natural resources, as well as save the Company significant printing, mailing and tabulating costs, by visiting http://www.icsdelivery.com/csc and enrolling for electronic delivery of stockholder materials, including proxy materials and annual reports, and Internet voting. Enrollment is effective until canceled.

     Questions regarding electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or InvestorRelations@csc.com.

Revocation of Proxies

     You can revoke your proxy at any time before its exercise by (i) giving written notice of revocation to the Secretary of the Company, (ii) submitting a proxy with a later date or (iii) attending the Annual Meeting and voting by ballot.

Quorum and Vote Required

     The presence in person or by proxy of the holders of a majority of the shares of CSC stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

     Directors will be elected by a plurality vote, meaning that the seven persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Holders of CSC stock are entitled to cumulate their votes for the election of directors if, on or prior to 10:00 a.m., Pacific Daylight Time, on July 28, 2007, at least one stockholder has notified CSC’s Chief Executive Officer or Secretary in writing of a desire that voting for the election of directors be cumulative.

     Under cumulative voting, each stockholder may allocate among the director nominees, in any manner desired, a total number of votes equal to the number of directors to be elected multiplied by the number of shares held. If a stockholder elects to cumulate votes but does not allocate the votes to specific director nominees, the proxy holders named in the proxy will have the discretion to cumulate votes in any manner, and to vote for less than all of the director nominees indicated on the proxy, in order to elect the maximum number of the director nominees possible.

     The affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) on the matter is required to approve the 2007 Employee Incentive Plan, provided that stockholders holding a majority of the shares of CSC stock outstanding on the record date cast votes on this matter. The affirmative “FOR” vote of a majority of the votes cast is required to ratify the appointment of independent auditors and to approve the stockholder proposals.

     If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a proposal when a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Absent a contested election, your broker, in his or her discretion, may vote your street name shares on the election of directors and the ratification of the independent auditors if you do not provide voting instructions. New York Stock Exchange rules do not permit brokers to vote on the approval of the 2007 Employee Incentive Plan and the approval of the stockholder proposals without voting instructions from the beneficial owners.

     Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Likewise, abstentions are counted as present for quorum purposes, but will not be counted for the purposes of determining whether a matter has been approved. In director elections, stockholders may either vote “FOR,” or withhold voting authority with respect to, director nominees. Thus, broker non-votes and shares as to which a stockholder withholds voting authority will not affect the outcome of the election of directors. In matters other than the election of directors, broker non-votes and abstentions will not affect the outcome of the vote.

Other Matters to be Acted Upon at the Meeting

     The Company does not know of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

Solicitation of Proxies

     CSC is making this solicitation, and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost of approximately $10,000 not including incidental expenses.

CORPORATE GOVERNANCE

Board of Directors

     The Board of Directors is elected by the stockholders to manage the business of the Company. The Board oversees the Company’s senior management, to whom it has delegated the authority and responsibility for the day-to-day operations of the business.

Corporate Governance Guidelines, Codes of Ethics and Equity Grant Policy

     The Board has adopted the following:

  Corporate Governance Guidelines that govern the structure and functioning of the Board and its committees;

  a Code of Ethics and Standards of Conduct for all directors of CSC and all employees of CSC and its subsidiaries;

  an additional Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer; and

  an Equity Grant Policy that sets forth the process for issuing equity securities to CSC directors and employees.

     All four documents, along with the charters of CSC’s standing Board committees and CSC’s other key governance documents, are available on the Company’s Website, www.csc.com, under “Corporate Governance.” They are also available to any person, without charge, by calling 800.542.3070 or writing to:

          Investor Relations
          Computer Sciences Corporation
          2100 East Grand Avenue
          El Segundo, California 90245

     The Company will promptly disclose on its Website (i) any waiver of a director or executive officer’s compliance with the Code of Ethics and Standards of Conduct, and (ii) any amendment or waiver of the Code of Ethics for the CEO, CFO or CAO.

Mandatory Retirement of Directors

     Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Under our Corporate Governance Guidelines, the Chief Executive Officer must offer to resign from the Board when he or she ceases to be a CSC employee, and any other employee director must resign from the Board when he or she ceases to be a CSC employee.

Executive Sessions of Non-Management Directors

     As provided in the Corporate Governance Guidelines, the non-management directors meet in executive session after the conclusion of each regularly scheduled Board meeting, and at such additional times as they may determine. During fiscal year 2007, they met 12 times. The Presiding Director at executive sessions of non-management directors is rotated, not more frequently than annually, among the four most senior non-management directors. Warren McFarlan is currently the Presiding Director, a position he will hold through the 2008 Annual Meeting of Stockholders.

Communicating with the Board or the Presiding Director

     Stockholders and other interested parties may communicate with the Board, the non-management directors as a group, or with the Presiding Director, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

Director Independence

     As set forth in Appendix A, the Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with CSC).

     Two of our directors are current or former executive officers of CSC: Mike Laphen is our current President and Chief Executive Officer, and Van Honeycutt is our Chairman and former Chief Executive Officer. The Board has determined that each of the remaining six directors – Irv Bailey, Dave Barram, Steve Baum, Rodney Chase, Warren McFarlan and Tom Patrick – is independent.

Board Committees

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

     Committee Qualifications and Membership. Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent. In addition:

  Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission (“SEC”) relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. Currently, no member of the Audit Committee serves on the audit committees of more than three other public companies.

  Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

     The three standing committees are currently constituted as set forth below:

Nominating/
Corporate
Independent	Audit	Compensation	Governance
Directors	Committee	Committee	Committee
Irving W. Bailey, II	X	Chair
David J. Barram	X
Stephen L. Baum	Chair		X
Rodney F. Chase	X		X
F. Warren McFarlan		X	Chair
Thomas H. Patrick	X	X

     The Board has determined that:

  each committee member satisfies all applicable requirements for membership on that committee; and

  each of the five Audit Committee members qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

     Audit Committee. The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of the Company, and audits of the Company’s financial statements and internal controls over financial reporting. The Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. A report of the Committee is included on page 9 of this Proxy Statement. During the last fiscal year, the Committee held 9 meetings.

     Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line (800.822.5527). Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. CSC’s Code of Ethics and Standards of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

     Compensation Committee. The Compensation Committee approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates performance in light of those goals and objectives and, together with the other independent directors, determines his compensation based on that evaluation. The Committee also approves the compensation of all other senior executives, and recommends to the Board the compensation of directors for service on the Board and its committees. In addition, the Committee administers all stock incentive plans, and makes recommendations to the Board regarding incentive compensation plans and equity-based plans. A report of the Committee is included on page 14 of this Proxy Statement. During the last fiscal year, the Committee held 9 meetings.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee assists the Board of Directors in identifying and evaluating candidates for election or re-election as directors, and in shaping the corporate governance of the Company. The Committee recommends the membership and chairman of each Board committee, and monitors the continuing qualification of directors to serve as Board and committee members. Periodically, the Committee assesses Board size, structure and operations, and reviews the Company’s significant corporate governance documents. The Committee oversees the orientation and education of directors, and the Board’s annual self-evaluation of its performance. During the last fiscal year, the Committee held 2 meetings.

     Special Committees. During the last fiscal year, in response to expressions of interest, the Board of Directors decided to explore strategic alternatives to enhance stockholder value, including a potential sale of CSC. The Board established a Special Committee to manage and supervise the process for dealing with potential acquirers of the Company. The Special Committee was authorized to review, evaluate, respond to and, if it deemed appropriate, negotiate the terms of a sale or change in control of the Company, as well as to make a recommendation to the Board and the stockholders, as appropriate, in regards thereto. The Committee was subsequently disbanded. During the last fiscal year, the Committee held 9 meetings. The members of the Special Committee were Warren McFarlan (Chair), Irv Bailey, Dave Barram, Steve Baum, Rodney Chase and Tom Patrick.

     In response to investigations of CSC’s option grant practices by the SEC and the United States Attorney’s Office for the Eastern District of New York, the Board of Directors on July 29, 2006 established a Special Committee, comprised of the two most recently elected independent directors, to manage and supervise the internal investigation and to report the results of its investigation to the independent members of the Board of Directors. During the last fiscal year, the Committee held 45 meetings. The members of the Special Committee are Dave Barram (Chair) and Tom Patrick.

Director Nomination Process

     The Board believes that all directors should have the attributes listed below. Specifically:

  They should exhibit the highest professional and personal ethics and values.

  They should have had a successful career that demonstrates senior level management and leadership experience in a public company, government or a major academic institution.

  They (other than employee directors) should meet the standards of independence set forth in CSC’s Corporate Governance Guidelines.

  They should be financially literate.

  They should be able to serve on the Board for a sustained period of time after they are first elected, preferably for at least five years.

  They should be able to devote sufficient time and energy to the performance of their duties as a CSC director, and serve on no more than four other public company boards, if retired, and three if not retired.

  They should not hold any position or have any relationship that would cause CSC to violate any applicable legal requirement.

  They should be able to effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all CSC stockholders and other stakeholders.

     In evaluating potential director nominees, the Nominating/Corporate Governance Committee first screens them for these attributes. The Committee then considers the contribution they would make to the Board’s diversity of background, knowledge, experience and capability, and their likely impact on Board dynamics and effectiveness. The Committee has retained a third-party search firm to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

     The Committee will consider potential director candidates recommended by stockholders who own in excess of 1% of the Company’s outstanding shares. Stockholder recommendations should be submitted to the Nominating/ Corporate Governance Committee, in care of the Corporate Secretary, Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, within the time period described in “ADDITIONAL INFORMATION; Business for 2008 Annual Meeting; Stockholder-Recommended Director Candidates on page 56 below. The submission should include the following:

  evidence of the stockholder’s current CSC stockholdings;

  sufficient information to permit the Committee to evaluate the candidate pursuant to the criteria described above;

  a detailed description of any relationship or understanding between the stockholder and the candidate; and

  the consent of the candidate to serve if nominated and elected.

     Stockholder recommendations made in accordance with the foregoing will be evaluated by the Committee on the same basis as recommendations from other sources.

Director Attendance at Meetings

     As set forth in the Corporate Governance Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. The Board held 19 meetings in fiscal year 2007. Each director attended over 82% of the aggregate number of meetings of the Board and the Board committees of which he was a member during fiscal year 2007, and each of the directors attended the 2006 Annual Meeting of Stockholders. In addition, the non-management directors held 12 meetings in fiscal year 2007, and each non-management director attended 100% of these meetings.

Oversight of Related Person Transactions

     The Nominating/Corporate Governance Committee is responsible for overseeing transactions with related persons that may require disclosure under applicable SEC rules, but CSC has not adopted formal written policies and procedures for reviewing and approving these types of transactions.

Director Compensation

     Cash Compensation. Non-management directors receive an annual retainer of $55,000 and a meeting fee of $2,000 for each day of attendance at a meeting of the Board or non-management directors. Each non-management director who is a member of the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee or a special committee receives a meeting fee of $2,000 for each day of attendance at any committee meeting held on a day upon which there is not also a Board meeting.

     The Chairman of each Special Committee receives an additional fee of $2,000 for each day of attendance at any meeting of the committee. The Chairs of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee receive an annual fee of $15,000, $5,000 and $5,000, respectively. The Presiding Director receives an annual fee of $10,000.

     Amounts payable in cash may be deferred pursuant to the Deferred Compensation Plan.

     Restricted Stock Units. Each non-management director was awarded 2,400 restricted stock units (“RSUs”) on July 31, 2006 (2,400 shares of CSC stock had an aggregate market value of approximately $125,000 on that date). The RSUs vest in full at the 2007 Annual Meeting. When a CSC director ceases to serve on the Board, the RSUs are automatically redeemed for shares of CSC stock and dividend equivalents with respect to those shares. The number of shares to be delivered upon redemption is equal to the number of RSUs that are vested at the time the director ceases to serve on the Board. At the director’s election, the RSUs may be redeemed (i) as an entirety, upon the day the director ceases to serve on the Board, or (ii) in substantially equal amounts upon the first five, ten or fifteen anniversaries of that day.

     The following table sets forth for each of the non-management directors (i) the cash compensation earned in the fiscal year ended March 30, 2007, (ii) the preferential or above-market earnings during that year on amounts deferred pursuant to the Deferred Compensation Plan and (iii) the compensation expense recognized in the Company’s financial statements during that year for the RSUs granted during the fiscal year ended March 30, 2007.

			Change in Pension
			Value and Nonqualified
	Fees Earned or	Stock Awards[2]	Deferred Compensation
Name ($)	Paid in Cash[1] ($)	($)	Earnings[3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Irving W. Bailey, II	112,000	83,594	19,109	214,703
David J. Barram	279,000	83,594		362,594
Stephen L. Baum	122,342	83,594	9,043	214,979
Rodney F. Chase	109,000	83,594		192,594
F. Warren McFarlan	136,000	83,594	3,785	223,379
Thomas H. Patrick	187,000	83,594		270,594
____________________

1.	Column (b) reflects all cash compensation earned during fiscal year 2007, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.	Column (c) reflects the dollar amount recognized for financial statement reporting purposes in fiscal year 2007 in accordance with FAS 123R in connection with the RSUs granted on July 31, 2006.

3.	Column (d) reflects that portion of the interest credited to the director during fiscal year 2007 under the Deferred Compensation Plan which is considered to be at above-market rates pursuant to SEC rules. The non-management directors do not have a pension plan.

Audit Committee Report

     The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the Company’s audited financial statements for the fiscal year ended March 30, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and discussed with them their independence.

     Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2007 for filing with the SEC.

     The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 28, 2008, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

Stephen L. Baum, Chair
Irving W. Bailey, II
David J. Barram
Rodney F. Chase
Thomas H. Patrick

PROPOSAL 1.

ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight directors. Van Honeycutt, our Chairman and former Chief Executive Officer, will retire as a director and employee effective as of the close of the Annual Meeting. We thank Van for 14 years of outstanding service as a director and 32 years as an employee, including 12 as Chief Executive Officer.

     The Nominating/Corporate Governance Committee has recommended to the Board, and the Board has approved, the nomination of the remaining seven incumbent directors for re-election at the Annual Meeting. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of these seven director nominees.

     The Board has amended the Bylaws to reduce the authorized number of directors from eight to seven, effective as of the close of the Annual Meeting. Votes may not be cast for more than seven director nominees. The seven persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected as directors.

     The Board of Directors recommends a vote FOR each of its seven director nominees.

     The following information regarding the director nominees is as of June 1, 2007.

Irving W. Bailey, II

Senior Advisor, since 2005, and Managing Director, from 2001 to 2005, of Chrysalis Ventures, LLC, a private equity fund. Former Chairman and Chief Executive Officer of Providian Corporation, retired as of 1997. Mr. Bailey is also a director of AEGON N.V. and Hospira, Inc. He has been a director of CSC since 1992. Age 65.

David J. Barram

Chairman, since 2007, and Chief Executive Officer, from 2006 to 2007, of Mobibucks Corporation, a provider of wireless financial networks for businesses and consumers. Former Administrator of the U.S. General Services Administration, retired as of 2000. Mr. Barram is also a director of Pope & Talbot, Inc. He has been a director since 2004. Age 63.

Stephen L. Baum

Former Chairman of Sempra Energy, a publicly held energy-services company, retired as of January 31, 2006. Prior thereto, Chairman and Chief Executive Officer of Sempra Energy from 2000 to 2005, and President from 2000 to 2004. He has been a director of CSC since 1999. Age 66.

Rodney F. Chase

Chairman, since 2005, of Petrofac Ltd., a provider of facilities solutions to the oil and gas industry. Senior Advisor, since 2003, to Lehman Brothers, an investment bank. Former Deputy Group Chief Executive and Managing Director, from 1992 to 2003, of BP p.l.c., an oil and gas company. Mr. Chase is also Deputy Chairman of Tesco p.l.c. and a director of Nalco Company and Tesoro Corporation. He has been a director of CSC since 2001. Age 64.

Michael W. Laphen

President and Chief Executive Officer of the Company since May 2007. President and Chief Operating Officer from 2003 to May 2007, Corporate Vice President from August 2001 to April 2003, and President of the European Group from August 2000 to March 2003. He has been a director of CSC since February 2007. Age 56.

F. Warren McFarlan

Professor, Harvard University, Graduate School of Business Administration since 1973. T.J. Dermot Dunphy Baker Foundation Professor since 2004. Senior Associate Dean and Director of Harvard’s Asia-Pacific Initiative, from 2000 to 2004. Mr. McFarlan is also a director of Li & Fung Limited and INVESTools Inc. He has been a director of CSC since 1989. Age 69.

Thomas H. Patrick

Chairman, since 2004, of New Vernon Capital LLC, a private equity fund. Former Executive Vice Chairman, Finance and Administration, from 2002 to 2003, and Executive Vice President and Chief Financial Officer, from 2000 to 2002, of Merrill Lynch & Co., Inc., an investment banking and securities brokerage. Mr. Patrick is also a director of Deere & Company and Baldwin & Lyons, Inc. He has been a director of CSC since 2004. Age 63.

     Several stockholders of the Company have filed purported derivative actions against both the Company, as nominal defendant, as well as certain of CSC’s executive officers and directors. These actions generally allege that certain of the individual defendants breached their fiduciary duty to the Company by purportedly “backdating” stock options granted to CSC executives, improperly recording and accounting for allegedly backdated stock options, producing and disseminating disclosures that improperly recorded and accounted for the allegedly backdated options, engaging in acts of corporate waste, and committing violations of insider trading laws. These actions allege that certain of the defendants were unjustly enriched and seek to require them to disgorge their profits. The Company and certain directors and other individuals have also been sued in a class action proceeding alleging violations of the ERISA statute related to claims of alleged backdating of stock options.

STOCK OWNERSHIP

     The following table provides information on Common Stock beneficially owned as of June 1, 2007 by:

  each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;

  each of the five executive officers named in the Summary Compensation Table on page 23;

  each of the current directors of the Company; and

  all executive officers and directors, as a group.

     Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address	Number of Shares
of Beneficial Owner [1]	Beneficially Owned		Percent of Class
Dodge & Cox	23,979,991	[2]	13.7%	[2]
555 California Street, 40th Floor
San Francisco, California 94104
Barclays Global Investors, NA	17,186,126	[3]	9.8%	[3]
45 Fremont Street
San Francisco, California 94105
Goldman Sachs Asset Management, L. P.	13,715,856	[4]	7.8%	[4]
32 Old Slip
New York, New York 10005
Van B. Honeycutt	3,171,629	[5]	1.8%	[5]
Michael W. Laphen	472,357	[5,7]		[5,6,7]
Michael E. Keane	58,956	[5]		[5,6]
Hayward D. Fisk	130,491	[5]		[5,6]
Paul T. Tucker	263,532	[5]		[5,6]
Irving W. Bailey, II	23,052	[8]		[6,8]
David J. Barram	5,400	[8]		[6,8]
Stephen L. Baum	15,119	[8]		[6,8]
Rodney F. Chase	11,840	[8]		[6,8]
F. Warren McFarlan	22,210	[8]		[6,8]
Thomas H. Patrick	6,800	[8]		[6,8]
All executive officers and directors of the Company, as a group 14 persons	4,359,138	[5,8,9]	2.5%	[5,8,9]
____________________

1.	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

2.	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G/A filed with the SEC on February 13, 2007. Based upon information contained in the filing, Dodge & Cox has sole voting power with respect to 22,489,991 of these shares, shared voting power with respect to 244,300 of these shares and sole dispositive power with respect to 23,979,991 of these shares.

3.	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the SEC on January 23, 2007. Based upon information contained in the filing (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 11,522,951 and 13,455,366 of these shares, respectively, and beneficially owns 13,455,366 of these shares, (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to, and beneficially owns, 1,456,161 of these shares, (iii) Barclays Global Investors, Ltd has sole voting and dispositive power with respect to, and beneficially owns

1,478,205 of these shares, (iv) Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power with respect to, and beneficially owns, 211,285 of these shares, and (v) Barclays Global Investors Japan Limited has sole voting and dispositive power with respect to, and beneficially owns, 585,109 of these shares.

4.	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the SEC on February 8, 2007. Based upon information contained in the filing, Goldman Sachs Asset Management, L. P. has sole voting power with respect to 10,749,415 of these shares and sole dispositive power with respect to 13,715,856 of these shares.

5.	With respect to Messrs. Honeycutt, Laphen, Keane, Fisk, Tucker and all executive officers and directors of the Company, as a group, includes 2,819,945, 378,716, 35,000, 108,695, 214,040 and 3,786,740 shares of Common Stock, respectively, subject to employee options which were outstanding on June 1, 2007 and which will be exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

With respect to Messrs. Honeycutt, Laphen, Keane, Fisk, Tucker and all executive officers and directors of the Company, as a group, includes 179,216, 54,326, 11,181, 11,188, 25,452 and 292,203 shares of unvested restricted stock outstanding on June 1, 2007. Holders of unvested restricted stock have sole voting power, but no investment power, with respect thereto.

With respect to Mr. Honeycutt, includes 148,898 shares of Common Stock subject to unvested restricted stock units outstanding on June 1, 2007 which will vest within 60 days thereafter.

With respect to Messrs. Honeycutt, Laphen, Keane, Fisk, Tucker and all executive officers and directors of the Company, as a group, includes 6,279, 2,074, 56, 2,201, 461 and 16,286 shares of Common Stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 1, 2007, to give voting instructions to the Committee administering the Plan.

6.	Less than 1%.

7.	Mr. Laphen and his wife share voting and investment power with respect to 6,916 of these shares.

8.	With respect to Messrs. Bailey, Barram, Baum, Chase, McFarlan, Patrick and all executive officers and directors of the Company, as a group, includes 16,052, 5,400, 13,119, 11,840, 17,410, 6,800 and 70,621 shares of Common Stock, respectively, which shares are subject to RSUs that were outstanding on June 1, 2007, and which shares would, pursuant to such RSUs, be distributed to such directors if their directorships were to terminate on July 30, 2007. These shares have been deemed to be outstanding in computing the Percent of Class.

9.	The executive officers and directors, as a group, have sole voting and investment power with respect to 4,350,578 of these shares, shared voting and/or investment power with respect to 8,170 of these shares, and no voting or investment power with respect to 390 of these shares.

EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Discussion and Analysis set forth below discusses the Company’s executive compensation programs and policies. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Irving W. Bailey, II, Chair
F. Warren McFarlan
Thomas H. Patrick

Compensation Discussion and Analysis

     This section of the proxy statement discusses executive compensation. It is focused on the compensation paid to our principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company as of March 30, 2007, the last day of our fiscal year 2007 (the “Named Executive Officers” or “NEOs”). Information about our Named Executive Officers as of March 30, 2007 is set forth below.

			Years of
Name	Title	Age	Service
Van B. Honeycutt	Chairman and Chief Executive Officer	62	31
Michael W. Laphen	President and Chief Operating Officer	56	30
Michael E. Keane	Vice President and Chief Financial Officer	51	1
Paul T. Tucker	Vice President, Corporate Development	58	11
Hayward D. Fisk	Vice President, General Counsel and Secretary	64	18

Executive Compensation Philosophy and Program

     Executive compensation at CSC rests on a pay-for-performance philosophy. To implement this philosophy and align executive rewards with stockholder interests, CSC rewards executives for improving stockholder value and achieving financial and strategic goals that drive stockholder value.

     The Company’s business strategy focuses on deploying a portfolio of innovative solutions to deepen penetration into existing markets while testing the demand for new services and exploring new markets. Key to this business strategy is maintaining a lean cost structure that allows CSC to retain and expand existing business and successfully compete for new business in a highly competitive marketplace. The mix of components in the executive compensation program supports this lean cost structure and amplifies the pay-for-performance philosophy by placing:

  greater emphasis on the “at risk” or “variable” components of pay, including performance-based short term incentive compensation and long term incentive compensation in the form of equity grants; and

  lesser emphasis on the “fixed” components of executive compensation, including salary, benefits and perquisites.

     In addition, to attract and retain high performing executive talent, CSC sets pay levels delivered through its executive compensation program to reflect those delivered by companies who compete with CSC for executive talent. The executive compensation program at CSC is comprised of five principal elements as described below.

Component	Description	Eligibility	Purpose
Base Salary	Delivers pay relative to a variety of factors including level of responsibility and competitive pay practices	All employees	Attract and retain high performing employees

Short term Incentive Compensation	Provides additional annual compensation based on performance against targets established at the beginning of the year	Executive tier including all NEOs Senior management tier Selected managers, operational and functional leaders	Provide competitive annual cash compensation opportunity Link pay with achievement of annual plan Focus rewards on operating results that drive stockholder value

Long term Incentive Compensation	Grants of stock options Grants of restricted stock units	Executive tier including all NEOs (stock options and restricted stock units) Senior management tier (primarily stock options) Selected managers, operational and functional leaders (stock options only)	Provide competitive long term compensation opportunity Enhance retention of key talent Align executive and stockholder interests over the longer term

Post Employment Executive Compensation
  Deferred Compensation and Supplemental Executive Retirement Plans (“SERP”) extend retirement benefits beyond ERISA limitations to achieve values commensurate with executive compensation

  SERP provides benefits in addition to those provided to all employees

  Severance Plan provides incentive to achieve greatest stockholder value when a potential change in control threatens employment and income continuity

  Deferred Compensation – offered to approximately 650 senior management and higher paid employees

  SERP – a limited number of executives, including all NEOs

  Severance Plan – a limited number of executives are regular participants including all NEOs
Attract and retain high performing executives Ensure executive continuity and attention to business during periods of potential change in control

Executive Perquisites	Perquisites provide various benefits designed to make executives more productive and efficient, including financial planning, company automobile, security and additional miscellaneous items	U.S. Executive Auto Program has approximately 175 participants All other perquisites offered to fewer than 10 executives	Provide competitive perquisites for key contributors Maximize executive productivity

     Consistent with its general policy of at-will employment, CSC does not enter into employment agreements with any U.S.-based executives except its CEO. To the extent that the CEO’s employment agreement calls for different or additional compensation, this is noted in the discussion of each component.

Executive Compensation Process

Compensation Committee

     The Compensation Committee is responsible for overseeing executive compensation at CSC. This responsibility includes:

  determining the compensation package for CSC’s senior executives, and recommending the CEO’s compensation package to the independent directors, who approve it.

     See “CORPORATE GOVERNANCE; Board Committees; Compensation Committee” on page 6 of this proxy statement. The Compensation Committee has retained the consulting firm, Towers Perrin, as its compensation consultant and advisor. The consultant reports directly to the Compensation Committee and regularly participates in Compensation Committee meetings. Towers Perrin also provides compensation benchmarking information to the Company for selected managerial and technical positions in operating units outside the United States. During the fiscal year ended March 30, 2007, the Company paid Towers Perrin approximately $60,000 for such services.

Executive Compensation Program Review

     Prior to the beginning of each fiscal year, the Compensation Committee reviews CSC’s executive compensation program and receives a briefing from its consultant and CSC’s Corporate Vice President of Human Resources which includes:

  a review of emerging issues and trends in the marketplace, the investment community and the legal and regulatory environment;

  an assessment of the impact of these trends and issues on executive compensation practices at CSC;

  a review of possible companies to function as the comparator group in the upcoming annual evaluation of executive pay;

  a review of each component of pay, and the criteria that will be used to evaluate the component during the annual compensation review; and

  as appropriate, recommendations for changes to the executive compensation program and plans in the upcoming fiscal year.

     For fiscal year 2007, the Compensation Committee conducted this review in February 2006, and concluded that the CSC’s executive compensation program, as constituted, is well aligned with stockholder interests without any significant changes.

     Also at its February 2006 meeting, the Committee considered a list of potential comparator companies, including competitors, companies in related industries, client companies and other companies requiring similar executive skills and experience. For fiscal year 2007, the Compensation Committee determined that the following 10 comparator companies, which have been used for the past 3 years, continue to best represent CSC’s competitive marketplace for executive talent:

● Accenture	● First Data	● IBM
● Affiliated Computer Systems	● Hewlett Packard	● Unisys
● Automatic Data Processing	● Lockheed Martin
● Electronic Data Systems	● Northrop Grumman

     As a result of this review, the Compensation Committee provided CSC management with the following guidance for determining senior executive compensation recommendations for fiscal year 2007.

Component	Guidance for Compensation Recommendations
Base Salary	Evaluate base pay relative to the median of pay for the comparator group Pay increases should be between 4.5% and 5% on average

Short Term Incentive
  Evaluate short term target awards relative to the 3rd quartile (50th to 75th percentile) of pay for the comparator group

  Apply fiscal year 2007 financial goals to the 6 financial measures and weights used in recent years in establishing short term incentives

Long Term Incentive
  Evaluate long term incentives relative to the 3rd quartile (50th to 75th percentile) of pay for the comparator group

  Award approximately equal value as stock options and restricted stock units

  Selectively increase equity awards to reflect contribution to company goals, individual performance and competitive pay practices

Review of Company and Executive Performance

     Consistent with CSC’s pay for performance philosophy, the annual compensation review process includes an assessment of company and executive team performance during the fiscal year. Performance highlights in May 2006 for fiscal year 2006 included:

  $12.1 billion in new business awards

  Revenue growth of 4%

  Operating income margin improvement to 7.2% from 6.9%

  Operating income growth of 8.4%

Analysis of Competitive Compensation Levels

     The annual review process also includes an evaluation of pay levels in the competitive marketplace. The Compensation Committee reviews a study prepared by its consultant, Towers Perrin, and another study, commissioned by CSC management, from Hewitt Associates, which evaluate pay levels among the comparator companies. Using survey data, the studies identify for each position: (i) a range of pay, including quartiles within the range for salary, (ii) short and long term incentives and (iii) total compensation.

Review and Approval of Executive Compensation

     Based on guidance provided by the Compensation Committee, CSC management submits compensation recommendations for senior executives below the CEO level. During its early May meeting, the Compensation Committee determines the compensation of senior executives below the CEO level, and develops its recommendations for the CEO compensation package. The independent directors of the Board review these recommendations and determine the CEO compensation package at the late May Board meeting.

Executive Compensation Program Components

     Each component of the executive compensation program, including what it rewards, target pay levels, determinants of pay and the level of pay in fiscal year 2007, is presented below.

Base Salary

     What it Rewards. Base salary delivers pay commensurate with a variety of factors, including level of responsibility assumed by the executive, performance in position and competitive pay practices.

     Target Pay Levels. Consistent with CSC’s compensation philosophy of minimizing “fixed” costs and its business strategy of maintaining a lean “go to market” cost structure, the Compensation Committee aims to pay base salary for CSC executives relative to the median of the range of salaries paid by its comparator companies.

     Determinants of Pay. The Compensation Committee considers individual performance and contribution to company goals, as well as salaries paid by its comparator companies, when considering and approving changes in executive salaries.

     Fiscal Year 2007 Base Salary. Based on strong executive and company performance during fiscal year 2006 and executive tier salary increases in the marketplace averaging roughly 4.0%, the Compensation Committee approved fiscal year 2007 base salary adjustments for executives ranging from 4.5% to 5.0%. Base salary increase percentages for the five executives named in this Proxy Statement are as follows:

Van B. Honeycutt	5.0%
Michael W. Laphen	5.0%
Michael E. Keane	4.2	% *
Hayward D. Fisk	4.6%
Paul T. Tucker	5.0%
____________________

*	Reflects proration of 5% increase for less than a full year of employment subsequent to Mr. Keane’s hire date in September of 2005.

Short Term Incentive Compensation

     What it Rewards. CSC’s short term incentive plan, the Annual Management Incentive Plan (“AMIP”), rewards executives based on performance against annual financial measures.

     Target Pay Level. AMIP target awards are set in consideration of the third quartile (50th to 75th percentile) of the range of short term incentives paid to executives with comparable responsibilities in CSC’s comparator companies. Each annual target award is expressed as a percentage of base salary, and represents the amount of compensation that will be earned if performance achieves 100% of the target level.

     Determinants of Pay. The AMIP’s six annual financial measures, and their purposes and relative weights, are described below.

Financial Measures	Description	Weight	Purpose
Revenue	Revenue targets require maintenance of current business as well as capture of new business.	20%	Primary measure of growth

Return on Investment (“ROI”)	ROI targets require effective cost management and disciplined restraint in working capital and asset investment.	20%	Primary measure of value creation

Earnings Per Share (“EPS”)	EPS targets require executives to look beyond their area of responsibility to realize opportunities for synergy and collaboration that support corporate goals.	20%	Primary measure of company-wide performance

Operating Income (“OI”)	OI targets challenge executives to manage costs effectively while delivering service commitments.	15%	Key component of profitability

Operating Income Margin	OI margin targets challenge executives to continue managing costs relative to revenue.	15%	Key component of profitability

Days Sales Outstanding (“DSO”)	DSO targets challenge executives to contribute to reduced working capital investments by managing accounts receivable.	10%	Key component of capital affecting ROI

     Calculation of AMIP awards above and below target performance levels on each financial measure is based on two graduated scales. These scales deliver reduced pay levels to a minimum threshold as results decrease below target levels. Similarly, they deliver increased pay levels up to a maximum as results exceed target levels. Threshold, on-target and maximum payment percentages for a range of performance levels are indicated below.

	Threshold		On-Target		Maximum
	Achievement	Payment	Achievement	Payment	Achievement	Payment
	(Percentage of	(Percentage of	(Percentage of	(Percentage of	(Percentage of	(Percentage of
	Target Performance)	Target Payment)	Target Performance)	Target Payment	Target Performance)	Target Payment
EPS	87.6%	50.0%	100%	100%	108.4%	150.0%

All Other Measures	75.0%	50.0%	100%	100%	120.0%	150.0%

     Form of Payment. Awards earned under the AMIP are paid in cash unless the participant elects to defer all or part of the award under the Deferred Compensation Plan, as described in “Fiscal Year 2007 Nonqualified Deferred Compensation” below.

     In prior fiscal years, CSC had a program pursuant to which some or all of an AMIP award was paid in the form of restricted stock units (fiscal year 2006), restricted stock (fiscal year 2005) or discounted stock options with an exercise price equal to 25% of the market value of the underlying shares on the grant date (fiscal year 2004 and earlier). The value of the equity on the grant date was equal to 150% of the cash award otherwise payable. For these purposes, the value of restricted stock units and restricted stock was deemed to be the value of the unrestricted shares on the grant date, and the value of discounted stock options was deemed to be the excess of the market value of the underlying shares above the exercise price on the grant date. All such equity securities vest in three equal increments on the first, second and third anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full upon (i) any voluntary or involuntary termination of employment other than for Cause at age 62 or older, unless the Compensation Committee determines otherwise, or (ii) involuntary termination of employment without Cause, or voluntary termination of employment for Good Reason, death or permanent disability, at age 61 or younger. This program was discontinued after payment of the fiscal year 2006 AMIP award.

     Fiscal Year 2007 Short Term Incentive Compensation. Fiscal year 2007 was an unusual year for CSC in which executive attention was divided between operational performance, implementing a restructuring and assisting the Special Committee of the Board in its stock option grant investigation. Accordingly, and as permitted by the AMIP Plan, the Compensation Committee excluded the following non-operational items for purposes of calculating fiscal year 2007 AMIP awards for all participants:

  the special restructuring charge (affects EPS)

  the special gain on sale of DynCorp International preferred stock (affects EPS)

  the balance sheet benefit from the adoption of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (affects ROI)

  the cost and tax impact of the stock option grant investigation and related litigation (affects EPS and ROI)

  the correction or errors related to the accounting for income taxes and the recognition of revenue for sale of a software product (affects all financial targets other than DSO)

     These items were not factored into the AMIP targets, which were set at the beginning of the year, and were not within the AMIP participants’ control. If the first item had not been excluded from the AMIP calculation, it would have caused the entire 20% EPS payout to have been eliminated. The aggregate effect of removing all five items from the AMIP calculation was to increase the overall AMIP payout percentage by approximately 22.4% of target payment.

     Fiscal year 2007 target award percentages and amounts, performance factors and weights, achievement factors and payment percentages, and payment amounts approved by the Compensation Committee for the five executives named in this Proxy Statement are set forth below.

	Honeycutt		Laphen		Keane		Tucker		Fisk
Target Award (% of Salary)	200%		150%		100%		100%		100%
Target Award	$2,885,0	00	$1,080,4	50	$521,0	00	$461,1	00	$475,0	00

				Fiscal Year 2007 AMIP Award
Financial Measure	Weight	Achievement	Payment	Honeycutt	Laphen	Keane	Tucker	Fisk
Revenue	20%	99.0%	98.0%	$565,400	$211,800	$102,100	$90,400	$93,100
Return on Investment	20%	97.8%	95.6%	551,600	206,600	99,600	88,100	90,800
Earnings Per Share	20%	104.7%	120.0%	692,400	259,300	125,000	110,700	114,000
Operating Income	15%	94.6%	89.4%	386,900	144,900	69,900	61,800	63,700
Operating Income Margin	15%	95.3%	90.6%	392,100	146,800	70,800	62,700	64,600
Days Sales Outstanding	10%	100.0%	100.0%	288,500	108,000	52,100	46,100	47,500
Total	100%	98.8%	99.7%	$2,876,900	$1,077,400	$519,500	$459,800	$473,700

Long Term Incentive Compensation

     What it Rewards. Long term incentives are included in the executive compensation program to motivate and reward executive performance that results in sustained multi-year growth, profitability and increased stockholder value.

     Consistent with CSC’s pay-for-performance philosophy and the goals of its executive compensation program, the value executives realize from equity grants is closely aligned with the financial results they produce and with stockholder value. As stockholder value increases or decreases with fluctuations in the price of CSC stock, so does the value of stock option grants and restricted stock unit awards that make up the long-term incentive compensation.

     The Company and the interests of its stockholders are further served when there is continuity in leadership. Vesting schedules, which spread the realization of value from these grants over several years, create significant retention incentives for executives.

     Long term incentives are awarded in the form of stock options, which allow grantees to purchase CSC shares on or after each vesting date at the closing price of CSC stock on the NYSE on the date of the grant, and in the form of restricted stock units, which deliver shares of CSC stock to the grantee on each vesting date. Prior to fiscal year 2007, CSC granted restricted stock instead of restricted stock units. The change to restricted stock units resulted from the more favorable tax treatment in certain non-U.S. jurisdictions.

     All stock options currently granted in fiscal year 2007 have a 10-year term and an exercise price equal to 100% of the market value of the underlying shares on the grant date. These options vest in three equal increments on the first three anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement at age 62 or older with at least 10 years of service.

     All restricted stock units granted in fiscal year 2007 vest in three equal increments on the third, fourth and fifth anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement at age 62 or older with at least 10 years of service. When restricted stock units vest, the holder receives one share for each unit, together with all dividends paid with respect to that share between the grant date and vesting date.

     CSC has not granted restricted stock since fiscal year 2006. Restricted stock granted in fiscal years 2004, 2005 and 2006 (other than restricted stock granted in lieu of a cash AMIP award, which is described in “Short Term Incentive Compensation; Form of Payment” above) generally vest in three equal increments on the third, fourth and fifth anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement at age 62 or older with at least 10 years of service. Holders of unvested restricted stock have the right to vote the shares and receive all dividends paid with respect to the shares.

     Target Pay Level. Consistent with the emphasis on “at risk” compensation in CSC’s pay-for-performance philosophy, long term incentives are targeted at the 75th percentile of long term incentives paid to executives with comparable responsibilities in CSC’s comparator companies.

      In fiscal year 2007, the Committee continued its recent practice of granting 50% of the value of long term incentives as stock options and 50% as restricted stock units. The Compensation Committee believes the two types of awards are complementary in aligning executive interests with those of stockholders. Stock options reward executive performance that supports share price growth, while RSUs increase executives’ ownership position, as well as providing additional retention incentives.

     Equity Grant Policy. During fiscal year 2007, the Board adopted an Equity Grant Policy to provide greater predictability and transparency to the Company’s equity granting processes. The policy, which sets forth the process for authorizing and determining the grant date of all equity securities issued to CSC directors and employees, is posted on the Company’s Website, www.csc.com, under “Corporate Governance.”

     Fiscal Year 2007 Long Term Incentive Compensation. Fiscal year 2007 long term incentive awards, in the form of stock option and restricted stock unit grants, reflect strong executive performance in fiscal year 2006 and incentive values for sustained performance consistent with those in the competitive marketplace. Grants to the five executives named in this Proxy Statement are summarized in the table below. Additional details of these grants can be found in the Fiscal Year 2007 Grants of Plan-Based Awards table below.

		Restricted
	Stock Options	Stock Units
Van B. Honeycutt	270,000	98,182
Michael W. Laphen	70,000	25,455
Michael E. Keane	30,000	10,910
Paul T. Tucker	25,000	9,091
Hayward D. Fisk	12,500	4,546

Section 162(m)

     Section 162(m) of the Internal Revenue Code limits CSC’s federal income tax deduction for compensation paid to any of the executives named in its proxy statement. The limit is $1 million per executive per year, with certain exceptions. This deductibility cap applies to base salary and restricted stock units, but does not apply to qualifying “performance-based compensation.” Cash AMIP payments and stock options are designed to qualify as “performance-based compensation” under Section 162(m).

Executive Perquisites

     CSC provides a limited number of perquisites that it believes support performance of executive level responsibilities and maximize the productive use of executive time. These limited non-cash executive benefits provide executives with conveniences in consideration of the long hours required to successfully manage the assets and operations of the business. Details of fiscal year 2007 compensation derived from perquisites are provided in the notes to the “All Other Compensation” column (Column (h)) in the Fiscal Year 2007 Summary Compensation Table below.

Post Employment Executive Compensation

     Compensation paid after employment ends is delivered to all Named Executive Officers and certain other executives through the SERP and Deferred Compensation Plan, and, when employment ends after a change in control, through the Severance Plan.

     The SERP, as its name implies, provides additional retirement benefits beyond those which can be earned in the broad-based Pension Plan, to the NEOs and a very limited group of additional executives to reward them for longevity of service and the willingness to accept responsibility for, and the attendant time commitments required to manage the assets and operations of the Company.

     The Deferred Compensation Plan, which is offered to approximately 650 members of senior management and higher compensated employees, allows executives to defer receipt of AMIP awards in order to accumulate capital on a tax-advantaged basis. The plan allows executives to defer the payment of federal, and in most cases, state and local taxes while earning competitive rates of return on AMIP compensation invested in the plan. It also offers tax deferral and tax deferred earning opportunities to executives for salary levels which exceed the federal eligibility limitations for deferral into a 401(k) plan ($220,000 in calendar year 2006).

     The Severance Plan rewards executives by providing reasonable income continuity protection if their employment is terminated following a change of control. This permits participants to focus on maximizing stockholder value, rather than on the effects of the change in control upon their own employment.

     CSC believes these post employment benefits are consistent with executive benefits offered by other companies and, as such, assist CSC in attracting and retaining high performing executives. A description of these plans and fiscal year 2007 compensation can be found in “Fiscal Year 2007 Pension Benefits,” “Fiscal Year 2007 Nonqualified Deferred Compensation,” “Fiscal Year 2007 Potential Payments Upon Termination” and the Fiscal Year 2007 Summary Compensation Table below.

Fiscal Year 2007 Summary Compensation Table

     The following table provides information on the compensation of the Named Executive Officers in the fiscal year ended March 30, 2007.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary[2]	Awards[3]	Awards[4]	Compensation[5]	Earnings[6]	Compensation[7]	Total
Name and Principal Position[1]	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Van B. Honeycutt	2007	1,425,325	4,076,747	7,261,098	2,876,900	1,250,319	83,575	16,973,964
Chairman and
Chief Executive Officer
Michael W. Laphen	2007	711,725	1,040,207	816,823	1,077,400	466,500	423,362	4,536,017
President and
Chief Operating Officer
Michael E. Keane	2007	515,750	268,849	644,779	519,500	235,609	65,043	2,249,530
Vice President and
Chief Financial Officer
Paul T. Tucker	2007	455,600	574,713	461,241	459,800	561,474	42,374	2,555,202
Vice President,
Corporate Development
Hayward D. Fisk	2007	469,800	349,720	310,554	473,700	173,171	35,191	1,812,136
Vice President,
General Counsel and
Secretary
____________________

1.	Mr. Honeycutt retired as Chief Executive Officer effective May 21, 2007, and will retire as Chairman and a director effective as of the close of the Annual Meeting. Mr. Laphen was elected Chief Executive Officer effective May 22, 2007 and Chairman effective as of the close of the Annual Meeting.

2.	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

3.	The amounts shown in Column (d) reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“FAS123R”) upon the vesting of restricted stock and restricted stock units, including those granted in previous fiscal years as all or part of an AMIP award. As described in “Compensation Discussion and Analysis; Executive Compensation Program Components; Short Term Incentive Compensation; Form of Payment” above, the practice of granting equity as all or part of an AMIP award was discontinued after payment of the fiscal year 2006 AMIP award.

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuation of restricted stock and restricted stock units, reference is made to the section of Note 1 of the Consolidated Financial Statements in the Company’s March 30, 2007 Form 10-K providing details of the Company’s adoption of FAS 123R. Such section is incorporated herein by reference in its entirety. None of the Named Executive Officers forfeited shares of restricted stock or restricted stock units during fiscal year 2007.

4.	The amounts shown in Column (e) reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R upon the vesting of stock options, including those granted in previous fiscal years as all or part of an AMIP award. As described in “Compensation Discussion and Analysis; Executive Compensation Program Components; Short Term Incentive Compensation; Form of Payment” above, the practice of granting equity as all or part of an AMIP award was discontinued after payment of the fiscal year 2006 AMIP Award.

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As Mr. Honeycutt and Mr. Fisk are eligible for retirement, the fair values of their awards issued since the adoption of FAS 123R have been fully expensed. For a discussion of the assumptions made in the valuation of stock options, reference is made to the section of Note 1 of the Consolidated Financial Statements in the Company’s March 30, 2007 Form 10-K providing details of the Company’s adoption of FAS 123R. Such section is incorporated herein by reference in its entirety. None of the names executive officers forfeited shares of stock options during fiscal year 2007.

5.	The amounts shown in Column (f) reflect all amounts earned during the fiscal year under the Annual Management Incentive Plan, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

6.	The amounts shown in Column (g) for the fiscal year reflect the sum of (i) the aggregate annual change in the actuarial present value of the Named Executive Officer’s accumulated benefit under the Pension Plan and the Supplemental Executive Retirement Plan, based on a December 31 year end, plus (ii) the Named Executive Officer’s above market or preferential earnings during the fiscal year under the Deferred Compensation Plan, as follows:

	Annual Increase in	Annual Increase in
	Accumulated Benefit	Accumulated Benefit	Preferential Earnings Under
	Under the Pension Plan	Under the SERP	Deferred Compensation Plan
Name	at December 31, 2006	at December 31, 2006	During Fiscal Year 2007	Total
Van B. Honeycutt	$118,330	$983,353	$148,636	$1,250,319
Michael W. Laphen	$57,714	$408,786	$0	$466,500
Michael E Keane	$23,316	$212,021	$272	$235,609
Paul T. Tucker	$57,902	$490,195	$13,377	$561,474
Hayward D. Fisk	$101,108	$72,063	$0	$173,171

7.	The amounts shown in Column (h) for the fiscal year include the following:

Perquisites. Perquisites and other personal benefits, or property, valued on the basis of the aggregate incremental cost to the Company:

				Club Dues and
	Personal			Professional
	Use of	Financial		Association
	Company	Planning		Dues and
Name	Aircraft	Assistance	Security	Memberships	Automobile	Lunch	Total
Van B. Honeycutt	$568	$15,189	$36,501	$1,375	$16,244	$1,715	$71,592
Michael W. Laphen		$15,189	$378,001	$2,440	$17,664		$413,294
Michael E. Keane		$22,794	$624	$7,050	$20,584	$1,715	$52,767
Paul T. Tucker		$14,167		$300	$17,967	$1,715	$34,149
Hayward D. Fisk		$15,189		$1,055	$7,336	$1,715	$25,295

Tax Reimbursements. Tax reimbursements to each of the Named Executive Officers for financial planning assistance and, with respect to Mr. Honeycutt, personal use of Company aircraft:

Tax
Name	Reimbursements
Van B. Honeycutt	$6,589
Michael W. Laphen	$5,381
Michael E. Keane	$8,928
Paul T. Tucker	$5,056
Hayward D. Fisk	$5,689

Matching Contributions to Defined Contribution Plan. Matching Company contributions to defined contribution plan accounts of the Named Executive Officers:

Name	Contribution
Van B. Honeycutt	$3,329
Michael W. Laphen	$3,439
Michael E. Keane	$1,903
Paul T. Tucker	$2,369
Hayward D. Fisk	$3,384

Life Insurance Premiums. Premiums for term life insurance policies for the benefit of the Named Executive Officers, none of whom has, or will receive or has been allocated an interest in any cash surrender value under these policies:

Name	Premiums
Van B. Honeycutt	$2,065
Michael W. Laphen	$1,248
Michael E. Keane	$904
Paul T. Tucker	$800
Hayward D. Fisk	$823

Relocation Expense. Relocation expense for the benefit of the Named Executive Officers:

Name	Expense
Van B. Honeycutt
Michael W. Laphen
Michael E. Keane	$541
Paul T. Tucker
Hayward D. Fisk

Fiscal Year 2007 Grants of Plan-Based Awards

     The following table provides information on AMIP awards, restricted stock units and stock options granted to the Named Executive Officers in the fiscal year ended March 30, 2007.

						All Other
					All Other	Option Awards;		Grant Date
					Stock Awards;	Number of		Fair Value
		Estimated Future Payments Under			Number of Shares	Securities	Exercise or	of Stock
		Non-Equity Incentive Plan Awards[1]			of Stock	Underlying	Base Price of	and Option
	Grant	Threshold	Target	Maximum	or Units	Options	Option Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Van B. Honeycutt	5/22/2006	1,442,550	2,885,000	4,327,500
	5/22/2006				76,074[2]			4,210,696
	5/22/2006				98,182[3]			5,434,374
	5/22/2006					270,000[4]	55.35	5,088,366
Michael W. Laphen	5/22/2006	540,225	1,080,450	1,620,675
	5/22/2006				28,491[2]			1,576,977
	5/22/2006				25,455[3]			1,408,934
	5/22/2006					70,000[4]	55.35	1,319,206
Michael E. Keane	5/22/2006	260,500	521,000	781,500
	5/22/2006				12,692[2]			702,502
	5/22/2006				10,910[3]			603,869
	5/22/2006					30,000[4]	55.35	565,374
Paul T. Tucker	5/22/2006	230,550	461,100	691,650
	5/22/2006				12,158[2]			672,945
	5/22/2006				9,091[3]			503,187
	5/22/2006					25,000[4]	55.35	471,145
Hayward D. Fisk	5/22/2006	237,500	475,000	712,500
	5/22/2006				12,575[2]			696,026
	5/22/2006				4,546[3]			251,621
	5/22/2006					12,500[4]	55.35	235,573
____________________

1.	The amounts shown in Columns (c), (d) and (e) reflect the threshold, target and maximum amounts which could be earned under the AMIP for fiscal year 2007. Actual amounts earned for fiscal year 2007 are indicated in the “Non-Equity Incentive Plan Compensation” column (Column (f)) of the Fiscal Year 2007 Summary Compensation Table above.

2.	These restricted stock units were granted during fiscal year 2007 in satisfaction of all or part of the amounts earned under the AMIP for fiscal year 2006. See “Compensation Discussion and Analysis; Executive Compensation Program Components; Short Term Incentive Compensation; Form of Payment” above for a description of their terms and conditions.

3.	See “Compensation Discussion and Analysis; Executive Compensation Program Components; Long Term Incentive Compensation; What It Rewards” above for a description of the terms and conditions of these restricted stock units.

4.	See “Compensation Discussion and Analysis; Executive Compensation Program Components; Long Term Incentive Compensation; What It Rewards” above for a description of the terms and conditions of these stock options.

Outstanding Equity Awards at Fiscal Year End

     The following table provides information on unexercised stock options, restricted stock units and restricted stock held by the Named Executive Officers on March 30, 2007.

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Van B. Honeycutt		270,000[1]	55.35	5/22/2016
	83,334	166,666[2]	44.30	5/23/2015
	153,334	76,666[3]	39.04	5/12/2014
	200,000		33.16	5/05/2013
	100,000		29.35	11/11/2012
	100,000		29.35	11/11/2012
	400,000		45.61	6/13/2012
	450,000		34.90	4/25/2011
	300,000		46.90	5/03/2010
	250,000		58.06	5/10/2009
	200,000		53.13	5/04/2008
		18,857[4]	9.76	5/12/2014
	17,978		11.40	6/13/2012
	16,788		19.73	5/03/2010
	6,535		19.73	5/03/2010
	24,682		19.73	5/03/2010
	7,105		14.52	5/10/2009
					76,074[1]	3,965,738
					56,614[2]	2,951,288
					98,182[4]	5,118,228
					90,909[5]	4,739,086
					90,000[6]	4,691,700

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael W. Laphen		70,000[1]	55.35	5/22/2016
	20,000	40,000[2]	44.30	5/23/2015
	33,334	16,666[3]	39.04	5/12/2014
	50,000		32.41	4/01/2013
	20,000		29.35	11/11/2012
	51,265		45.61	6/13/2012
	35,000		34.90	4/25/2011
	35,000		46.90	6/30/2010
	15,000		46.90	5/03/2010
	20,000		58.06	5/10/2009
	30,000		47.00	3/05/2008
	6,092		8.29	5/05/2013
	3,025		11.40	6/13/2012
					28,491[1]	1,485,236
					25,455[4]	1,326,969
					21,819[5]	1,137,424
					33,333[6]	1,737,649
					20,570[7]	1,072,314

Michael E. Keane		30,000[1]	55.35	5/22/2016
	25,000	50,000[2]	44.72	9/01/2015
					12,692[1]	661,634
					10,910[4]	568,738
					11,181[5]	582,866

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Paul T. Tucker		25,000[1]	55.35	5/22/2016
	12,500	25,000[2]	44.30	5/23/2015
	10,000	5,000[3]	39.04	5/12/2014
	15,000		33.16	5/05/2013
	10,000		29.35	11/11/2012
	26,930		45.61	6/13/2012
	22,500		34.90	4/25/2011
	15,000		46.90	5/03/2010
	15,000		58.06	5/10/2009
	15,000		53.13	5/04/2008
	20,000		33.94	5/05/2007
	6,891	6,890[3]	9.76	5/12/2014
	6,894		8.29	5/05/2013
	10,361		11.40	6/13/2012
	6,939		8.73	4/25/2011
	2,489		19.73	5/03/2010
	968		19.73	5/03/2010
	4,844		19.73	5/03/2010
					12,158[1]	633,797
					10,298[2]	536,835
					9,091[4]	473,914
					13,637[5]	710,897
					10,000[6]	521,300

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Hayward D. Fisk		12,500[1]	55.35	5/22/2016
	3,334	6,666[2]	44.30	5/23/2015
	5,734	2,866[3]	39.04	5/12/2014
	7,500		33.16	5/05/2013
	7,500		29.35	11/11/2012
	22,270		45.61	6/13/2012
	15,000		34.90	4/25/2011
	10,000		46.90	5/03/2010
	10,000		58.06	5/10/2009
	10,000		53.13	5/04/2008
	8,800		33.94	5/05/2007
	2,095		19.73	5/03/2010
	816		19.73	5/03/2010
	4,080		19.73	5/03/2010
					12,575[1]	655,535
					7,458[2]	388,786
					4,546[4]	236,983
					3,637[5]	189,597
					5,733[6]	298,861
____________________

Shaded awards represent stock options, restricted stock units and restricted stock granted as all or part of an AMIP award. As described in “Compensation Discussion and Analysis; Executive Compensation Program Components; Short Term Incentive Compensation; Form of Payment” above, the practice of granting equity as all or part of an AMIP award was discontinued after payment of the fiscal year 2006 AMIP award.

1.	One-third of this amount vests on each of May 22, 2007, May 22, 2008 and May 22, 2009.

2.	One-half of this amount vests on each of May 23, 2007 and May 23, 2008.

3.	All of this amount vests on May 12, 2007.

4.	One-third of this amount vests on each of May 22, 2009, May 22, 2010 and May 22, 2011.

5.	One-third of this amount vests on each of May 23, 2008, May 23, 2009 and May 23, 2010.

6.	One-third of this amount vests on each of May 12, 2007, May 12, 2008 and May 12, 2009.

7.	One-half of this amount vests on each of April 1, 2007 and April 1, 2008.

Fiscal Year 2007 Option Exercises and Stock Vested

     The following table provides information on stock options held by the Named Executive Officers that were exercised, and restricted stock units and restricted stock held by the Named Executive Officers that vested, during the fiscal year ended March 30, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Upon Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Van B. Honeycutt	101,202	4,208,090	28,307	1,548,110
Michael W. Laphen			10,285	571,332
Michael E. Keane
Paul T. Tucker	45,518	1,290,955	5,149	281,599
Hayward D. Fisk	6,000	137,295	3,730	203,994
____________________

Includes stock options, restricted stock units and restricted stock granted as all or part of an AMIP award in prior fiscal years. As described in “Compensation Discussion and Analysis; Executive Compensation Program Components; Short Term Incentive Compensation; Form of Payment” above, the practice of granting equity as all or part of an AMIP award was discontinued after payment of the fiscal year 2006 AMIP award.

Fiscal Year 2007 Pension Benefits

     Pension Plan. The Pension Plan is a contributory, career average defined benefit plan. The Pension Plan generally provides for annual retirement benefits, calculated on a single life annuity basis, equal to 2.25% of the participant’s average base salary during all years of participation.

     Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2007, the maximum annual benefit is $180,000 and the maximum base salary is $225,000. To the extent that an additional benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”) is not paid under the Pension Plan, that Excess Benefit is paid under the SERP to persons who participate in both Plans. Normal retirement under the Pension Plan is age 65 or older, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65.

     Supplemental Executive Retirement Plan. The SERP is an unfunded plan which provides two types of retirement benefits: (i) as described in “Pension Plan” above, an Excess Benefit for SERP participants who also participate in the Pension Plan, which generally restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits, and (ii) as described below, an Additional Benefit for all SERP participants.

     The “Additional Benefit” is payable to a participant for his or her lifetime in an annual amount equal to 50% of the average of the participant’s highest three (of the last five) annual base salaries, less 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is payable for the spouse’s lifetime.

     Payment of the Additional Benefit commences upon normal retirement at age 62 or older, or, in the sole discretion of the Chief Executive Officer (between ages 55 and 61) or the Board (at age 54 or less), upon early retirement before age 62. There is a potential 6-month delay in payments under the SERP to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deemed to be deferred on or after January 1, 2005. The SERP provides for the crediting of interest during any such payment delay period. The amount of the Additional Benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and by 1/12 for each year by which the participant’s period of continuous employment is less than 12 years.

     After a participant commences to receive benefits, his or her Additional Benefit (but not Excess Benefit) is adjusted upward each year by the annual percentage increase in the Consumer Price Index (but not in excess of 5%). The Company pays a participant’s FICA taxes attributable to SERP benefits (both Excess and Additional), and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

     See “Fiscal Year 2007 Potential Payments Upon Termination; Pension Plan and Supplemental Executive Retirement Plan” below for a description of the circumstances following a Change In Control under which a participant (i) is deemed to be age 62 with 12 years of service for purposes of calculating the Additional Benefit payable, and (ii) may, in accordance with a prior election, receive a lump sum payment equal to the present value of all remaining Excess and Additional Benefits and/or any spousal benefits in lieu of any further SERP payments.

     The following table provides information on the actuarial value of each Named Executive Officer’s accumulated benefit under the Pension Plan and the SERP as of December 31, 2006, determined using the assumptions set forth in Note 12 of the Notes to Consolidated Financial Statements in our 2007 Form 10-K. No Pension Plan or SERP benefits were paid to any of the Named Executive Officers during the fiscal year ended March 30, 2007.

		Number of Years Credited Service	Present Value of Accumulated Benefit
Name	Plan Name	(#)	($)
(a)	(b)	(c)	(d)
Van B. Honeycutt	Pension Plan	31	1,702,480
	SERP	31	12,360,198
Michael W. Laphen	Pension Plan	30	703,448
	SERP	17	4,004,347
Michael E. Keane	Pension Plan	1	36,787
	SERP	1	268,436
Paul T. Tucker	Pension Plan	11	563,716
	SERP	11	2,726,695
Hayward D. Fisk	Pension Plan	18	1,188,385
	SERP	18	3,386,542

Fiscal Year 2007 Nonqualified Deferred Compensation

     The Deferred Compensation Plan is an unfunded, nonqualified plan which permits participants to defer U.S. federal and most state income tax on all or any part of their AMIP award, or all or any part of their salary in excess of a specified amount ($225,000 for calendar year 2007). Amounts deferred are credited each year with a return equal to the 120 month rolling average yield to maturity of the Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index, calculated as of December 31 of the preceding year. Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment on or after age 62, death, disability, change in control or a date certain. If participants terminate employment prior to age 62, the full value of their account is paid to them as a lump sum on or about 30 days after termination. There is a potential 6-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of interest during any such payment delay period.

     The following table summarizes, for each Named Executive Officer, the contributions and earnings under the Deferred Compensation Plan in fiscal year 2007 and the aggregate account balance as of March 30, 2007. There were no contributions by the Company, or withdrawals or distributions by the Named Executive Officers, during fiscal year 2007.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($)	($)
(a)	(b)	(c)	(d)
Van B. Honeycutt	1,012,667	640,541	10,283,500
Michael W. Laphen
Michael E. Keane	34,865	1,418	41,698
Paul T. Tucker		53,522	816,267
Hayward D. Fisk
____________________

The Fiscal Year 2007 Summary Compensation Table included in this Proxy Statement, and in the proxy statements for previous years, includes for each of the Named Executive Officers the preferential earnings during the fiscal year under the Deferred Compensation Plan. In this proxy statement, such amounts (which are a subset of the amounts set forth in Column (c) of this table) are included in Column (g) of the Fiscal Year 2007 Summary Compensation Table and are described in note 6 to that table. The Executive Contributions set forth on Column (b) of this table are not reported as compensation in the Fiscal Year 2007 Summary Compensation Table.

Fiscal Year 2007 Potential Payments Upon Termination

Severance Plan for Senior Management and Key Employees

     Each of the Named Executive Officers participates in the Severance Plan for Senior Management and Key Employees (the “Severance Plan”), which provides certain benefits to participants in the event of a Change of Control (as defined below) of the Company.

     If there were a Change of Control and any of them either:

  had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,

then he would receive a one-time payment and medical benefits during a specified period after termination. Mr. Honeycutt would also be entitled to a one-time payment and medical benefits if he had a voluntary employment termination, with or without Good Reason, during the thirteenth month following a Change of Control.

     The amount of the one-time payment is equal to a multiple of the participant’s then-current annual base salary, plus the average of the three most recent annual AMIP awards paid or determined. The multiple is two for Messrs. Laphen, Keane, Fisk and Tucker, and the lesser of three or the number of years by which the termination precedes the 65th birthday for Mr. Honeycutt. The number of years after termination of employment during which a participant would receive medical benefits is equal to the applicable multiple (two or three).

     The Severance Plan also provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a Change of Control.

     There is a potential 6-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of interest during any such payment or benefits delay period.

     For purposes of the Severance Plan, the following definitions apply:

  “Change of Control” means the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code.

  A participant’s termination of employment with the Company is deemed for “Good Reason” if it occurs within six months of any of the following without the participant’s express written consent:

    A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

    A reduction by the Company in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

    A reduction by the Company in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

    A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

    A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

  Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

  Any material breach by CSC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

  Conduct by the Company, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

  Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of CSC;

provided that for purposes of bullets 2 through 5 above, “Good Reason” will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by the Company, the business unit of the Company for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change of Control.

  “Cause” means :

    fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

    conviction of a felony involving a crime of moral turpitude;

    willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

    substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of CSC’s Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

     The following table sets forth the benefits that would have been payable under the Severance Plan to each of the Named Executive Officers if, immediately following a Change of Control on March 30, 2007, his employment had been terminated (i) voluntarily, for Good Reason, or (ii) involuntarily, other than for death, disability or Cause.

	Severance Payment[1]	Value of Health & Welfare Benefits[2]	Excise Tax Gross Up3	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
Van B. Honeycutt	10,580,366	23,258		10,603,624
Michael W. Laphen	3,155,267	21,179	4,620,644	7,797,090
Michael E. Keane	2,042,000	20,431	4,245,027	6,307,458
Paul T. Tucker	1,794,400	20,210	2,320,771	4,135,381
Hayward D. Fisk	1,675,667	14,830	872,467	2,562,964
____________________

1.	Column (b) reflects the severance payment that would be paid six months after termination of employment, together with interest thereon at the rate of 7.04% per annum.

2.	Column (c) reflects the aggregate value of the health and welfare benefits to be provided over the two or three-year period. This value includes costs for medical, dental, basic life, and basic accidental death and disability insurance, based on 2007 elections and costs.

3.	Column (d) reflects the excise tax gross up, which has been calculated using the following assumptions: Excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 9.30% state income tax rate for Messrs. Keane, Tucker, Fisk, and a 5.75% state income tax rate for Mr. Laphen. There is no excise tax gross up payable to Mr. Honeycutt because his severance payment does not meet the threshold requirement for excise tax.

Pension Plan and Supplemental Executive Retirement Plan

     See “Fiscal Year 2007 Pension Benefits; Pension Plan” above for a description of benefits payable to the Named Executive Officers under the Pension Plan upon a termination of employment.

     See “Fiscal Year 2007 Pension Benefits; Supplemental Executive Retirement Plan” above for a description of benefits payable to the Named Executive Officers under the SERP upon a termination of employment other than one described below.

     If there were a Change in Control (as defined below) and a Named Executive Officer either:

  had an involuntary termination of employment, or a voluntary termination of employment for Good Reason (as defined below), within three years afterwards, or had any voluntary termination of employment (including by death) more than one but within three years afterwards,

then (such event is a “SERP Change in Control Event”) payment of the Additional Benefit would commence upon termination of employment and would be calculated as if he were age 62 or older and had at least 12 years of continuous employment. SERP participants have an opportunity to elect to receive, upon a termination of employment prior to the third anniversary of a Change in Control, a lump sum payment equal to the present value of all remaining SERP benefits (both Excess and Additional Benefits and/or any spousal benefit). This lump sum payment is in lieu of any further SERP payments.

     For purposes of the SERP, the following definitions apply:

  “Change in Control” has the same meaning as described above (for a Change of Control) under “Severance Plan for Senior Management and Key Employees”; and

  “Good Reason” has the same meaning as described above under “Severance Plan for Senior Management and Key Employees,” excluding the last bullet.

     The following table sets forth the annual benefits that would have been payable under the Pension Plan and the SERP to each of the Named Executive Officers under two scenarios: (i) termination of employment (in the absence of a Change in Control) other than for death on March 30, 2007, and (ii) a SERP Change in Control Event on March 30, 2007.

		Annual Payments Upon	Annual Payments Upon a
		Approved Voluntary Termination	SERP Change in Control
		(Non-Change in Control)[1]	Event[1]
Name	Type of Benefit	($)	($)
(a)	(b)	(c)	(d)
Van B. Honeycutt	Pension Plan Benefit + SERP Excess Benefit	339,296	339,296
	SERP Additional Benefit	667,950	667,950
Michael W. Laphen	Pension Plan Benefit + SERP Excess Benefit	128,077	128,077
	SERP Additional Benefit	233,500	323,930
Michael E. Keane	Pension Plan Benefit + SERP Excess Benefit
	SERP Additional Benefit	20,270	236,350
Paul T. Tucker	Pension Plan Benefit + SERP Excess Benefit	86,250	86,250
	SERP Additional Benefit	151,437	196,806
Hayward D. Fisk	Pension Plan Benefit + SERP Excess Benefit	131,514	131,514
	SERP Additional Benefit	204,851	204,851
____________________

If the employment termination of Messrs. Honeycutt, Laphen, Keane, Tucker and Fisk was for death, then (i) if there was not a Change in Control more than one year earlier, but within three years earlier, their spouses would have commenced to receive an annual SERP Additional Benefit of $333,975, $6,750, $10,135, $75,718 and $102,425, respectively, and (ii) ) if there was a Change in Control more than one year earlier, but within three years earlier, their spouses would have commenced to receive an annual SERP Additional Benefit of $333,975, $161,965, $118,175, $98,403 and $102,425, respectively.

With respect to the SERP Additional Benefit, the amounts included in Column (c) and the paragraph above assume that all necessary CEO and/or Board approvals have been granted. The amounts shown are payable immediately or at age 55 (the earliest opportunity to commence these benefits without a change in control). If the employment termination of Messrs. Laphen, Keane and Tucker in the absence of a Change in Control was not for death or permanent disability, and had not been approved as an early retirement under the SERP, they would not have received any SERP Additional Benefit.

With respect to the Pension Plan benefits and SERP Excess Benefits, the amounts included in Column (c) and Column (d) are the annual amounts that each of the Named Executive Officers would receive if they elected to commence receiving Pension Plan benefits and SERP Excess Benefits at age 65 (the earliest opportunity to commence these benefits without a benefit reduction). If they terminated employment as of March 30, 2007 and instead elected to commence receiving Pension Plan benefits and SERP Excess Benefits upon termination of employment or at age 55 (the earliest opportunity to commence these benefits), whichever occurs later, Messrs. Honeycutt, Laphen, Keane, Tucker and Fisk would receive an annual payment of $283,312, $62,117, $0, $54,770 and $123,624, respectively.

It has been assumed that the Named Executive Officers have not elected to receive their SERP Excess and Additional Benefits in a lump sum following a Change in Control.

SERP Additional Benefit payments are increased each year by an amount equal to the lesser of (a) the greater of zero or the most recently published annual percent change in the Consumer Price Index for the twelve consecutive reference months of March of the prior calendar year through and including February of the current calendar year, or (b) 5%. SERP Excess Benefit payments and Pension Plan payments are not so increased.

Prior to a Change in Control, the Company may cease making payments of the SERP Additional Benefit to any participant if, in the judgment of the Chief Executive Officer, upon the advice of counsel, such participant, directly or indirectly: (a) breaches any obligation to the Company under any agreement relating to assignment of inventions, disclosure of information or data, or similar matters; (b) competes with the Company, or renders competitive services (as a director, officer, employee, consultant or otherwise) to, or owns more than a 5% interest in, any person or entity that competes with the Company; (c) solicits, diverts or takes away any person who is an employee of the Company or advises or induces any employee to terminate his or her employment with the Company; (d) solicits, diverts or takes away any person or entity that is a customer of the Company, or advises or induces any customer or potential customer not to do business with the Company; or (e) discloses to any person or entity other than the Company, or makes any use of, any information relating to the technology, know-how, products, business or data of the Company or its subsidiaries, suppliers, licensors or customers, including but not limited to the names, addresses and special requirements of the customers of the Company.

1.	Mr. Keane was not vested in the Pension Plan or the SERP Excess Benefit as of March 30, 2007.

Stock Options, Restricted Stock Units and Restricted Stock

     Equity Issued as an AMIP Award in Prior Years. In prior fiscal years, CSC had a program pursuant to which some or all of an AMIP award was paid in the form of restricted stock units (fiscal year 2006), restricted stock (fiscal year 2005) or discounted stock options with an exercise price equal to 25% of the market value of the underlying shares on the grant date (fiscal year 2004 and earlier) (collectively, “AMIP Equity Securities”). All AMIP Equity Securities vest in three equal increments on the first, second and third anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full upon any of the following events (each an “AMIP Equity Securities Accelerating Event”) (i) any voluntary or involuntary termination of employment, other than for Cause (as defined below), at age 62 or older, unless the Compensation Committee determines otherwise, or (ii) involuntary termination of employment without Cause, or voluntary termination of employment for Good Reason (as defined below), death or permanent disability, at age 61 or younger. All AMIP Equity Securities which do not vest upon termination of employment are forfeited. All AMIP Equity Securities which are stock options and which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the third anniversary of employment termination (for involuntary terminations without Cause, or voluntary terminations for Good Reason, at age 61 or younger), the first anniversary of employment termination (for terminations for death or permanent disability) or three months after employment termination (for all other terminations).

     For purposes of AMIP Equity Securities, the following definitions apply:

  The holder’s voluntary termination of employment is deemed to be for “Good Reason” if it occurs within six months of any of the following without the holder’s express written consent:

    a material diminution in the holder’s duties, responsibilities or position;

    the Company awards to the holder an AMIP award in respect of any year that is less than 100% of the amount awarded to the holder in respect of any prior year, unless due to reduced performance by the Company or by the holder, applying reasonably equivalent standards with respect to both years; or

    conduct by the Company occurs that would cause the holder to commit fraudulent acts or would expose the holder to criminal liability.

  “Cause” means:

    fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

    conviction of a felony involving a crime of moral turpitude willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company;

    substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (ii) the Employee has thereafter failed to remedy such failure to perform.

     All AMIP Equity Securities held by the Named Executive Officers provide for accelerated vesting in full upon a Change of Control. For these purposes, a “Change of Control” means the first to occur of the following events:

  the dissolution or liquidation of the Company;

  a sale of substantially all of the property and assets of the Company;

  a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the such equity securities being exchanged for or converted into cash, property and/or securities not issued by the Company;

  a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in such equity securities being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination, any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company; or

  a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

     The Company discontinued the practice of issuing equity securities as an AMIP award after payment of the fiscal year 2006 AMIP award.

     The following table sets forth the intrinsic value on March 30, 2007 of AMIP Equity Securities held by each of the Named Executive Officers which were not then vested, but which would have vested on March 30, 2007 if either (i) there had been a Change of Control on that date or (ii) the Named Executive Officers had terminated employment on that date and such termination constituted an AMIP Securities Accelerating Event.

		Intrinsic Value[1]
Name	Type of AMIP Equity Securities	($)
(a)	(b)	(c)
Van B. Honeycutt	Stock Options	798,971
	Restricted Stock	2,951,288
	Restricted Stock Units	3,965,738
Michael W. Laphen	Restricted Stock Units	1,485,236
Michael E. Keane	Restricted Stock Units	661,634
Paul T. Tucker	Stock Options	291,929
	Restricted Stock	536,835
	Restricted Stock Units	633,797
Hayward D. Fisk	Restricted Stock	388,785
	Restricted Stock Units	655,535
____________________

1.	The intrinsic value per share is equal to the closing market price of CSC stock on March 30, 2007 ($52.13).

     Non-AMIP Equity Securities. There are provisions in the award agreements for all stock options, restricted stock units and restricted stock, other than AMIP Equity Securities, which require the holder of such securities to deliver to the Company an amount in cash equal to the intrinsic value of the securities on the date (the “Realization Date”) they vested (in the case of restricted stock units or restricted stock ) or were exercised (in the case of stock options) if the holder:

  competes with the Company after voluntary termination of employment and prior to six months after the Realization Date, or solicits the Company’s customers or solicits for hire or hires the Company’s employees, or discloses the Company’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.

     These forfeiture provisions do not apply if there has been a Change of Control (as defined in “Equity Issued as an AMIP Award in Prior Years” above) within three years prior to the employment termination date.

     All stock options other than AMIP Equity Securities (“Non-AMIP Stock Options”) have a 10-year term and an exercise price equal to 100% of the market value of the underlying shares on the grant date. Non-AMIP Stock Options granted in fiscal year 2007 vest in three equal increments on the first three anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement, other than for Cause (as defined in “Equity Issued as an AMIP Award in Prior Years” above), at age 62 or older with at least 10 years of service. All Non-AMIP Stock Options which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the first anniversary of employment termination (for terminations due to death or permanent disability) or three months after employment termination (for all other terminations).

     All restricted stock units other than AMIP Equity Securities (“Non-AMIP Restricted Stock Units”) vest in three equal increments on the third, fourth and fifth anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon any voluntary or involuntary termination of employment, other than for Cause (as defined in “Equity Issued as an AMIP Award in Prior Years” above), at age 62 or older with at least 10 years of service.

     CSC has not granted restricted stock since fiscal year 2006. Restricted stock granted in fiscal years 2004, 2005 and 2006 other than AMIP Equity Securities (“Non-AMIP Restricted Stock”) generally vest in three equal increments on the third, fourth and fifth anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon any voluntary or involuntary termination of employment, other than for Cause (as defined in “Equity Issued as an AMIP Award in Prior Years” above), at age 62 or older with at least 10 years of service.

     All Non-AMIP Stock Options, Non-AMIP Restricted Stock Units and Non-AMIP Restricted Stock (collectively, “Non-AMIP Equity Securities”) held by the Named Executive Officers provide for accelerated vesting in full upon a Change of Control (as defined in “Equity Issued as an AMIP Award in Prior Years” above).

     The following table sets forth the intrinsic value on March 30, 2007 of all Non-AMIP Equity Securities held by each of the Named Executive Officers which were not then vested, but which would have vested on March 30, 2007 if there had been a Change of Control on that date or, with respect to Messrs. Honeycutt and Fisk, their employment had been voluntarily or involuntarily terminated on that date other than for Cause.

		Intrinsic Value[1]
Name	Type of Non-AMIP Equity Securities	($)
(a)	(b)	(c)
Van B. Honeycutt	Stock Options	2,308,553
	Restricted Stock Units	5,118,228
	Restricted Stock	9,430,786
Michael W. Laphen	Stock Options	531,358
	Restricted Stock Units	1,326,969
	Restricted Stock	3,947,388
Michael E. Keane	Stock Options	370,500
	Restricted Stock Units	568,738
	Restricted Stock	582,866
Paul T. Tucker	Stock Options	261,200
	Restricted Stock Units	473,914
	Restricted Stock	1,232,197
Hayward D. Fisk	Stock Options	89,711
	Restricted Stock Units	236,983
	Restricted Stock	488,458
____________________

On March 30, 2007, both Mr. Honeycutt and Mr. Fisk were over age 62 and had more than 10 years of service. Consequently, their unvested Non-AMIP Equity Securities would have vested in full upon any termination of employment on that date other than for Cause.

1.

The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC stock on March 30, 2007 ($52.13), over (b) the option exercise price per share. The intrinsic value of restricted stock units and restricted stock, per share, is equal to the closing market price of CSC stock on March 30, 2007 ($52.13).

Deferred Compensation Plan

     The aggregate Deferred Compensation Plan account balance of each of the Named Executive Officers at December 31, 2006 is set forth in the Fiscal Year 2007 Nonqualified Deferred Compensation table above. Each of them has made elections as to the distribution of his account balance upon termination of employment on or after age 62, death, disability, change in control or a date certain. If participants terminate employment prior to age 62, the full value of their account is paid to them as a lump sum upon termination. There is a potential 6-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of interest during any such payment delay period.

Employment and Retirement Agreements

     The Company has not entered into an employment agreement with any of the Named Executive Officers other than Van B. Honeycutt.

     Mr. Honeycutt retired as Chief Executive Officer effective May 21, 2007, and will retire as Chairman and an employee effective as of the close of the Annual Meeting. Set forth below is a description of the Company’s employment agreement with Mr. Honeycutt. On May 21, 2007, the Company entered into a retirement agreement with Mr. Honeycutt which supersedes the employment agreement. The retirement agreement is also described below.

     Employment Agreement with Mr. Honeycutt. The Company and Mr. Honeycutt entered into an employment agreement, pursuant to which the Company agreed to employ Mr. Honeycutt as its Chairman and Chief Executive Officer through May 1, 2010 at a minimum annual base salary of $1,040,000. As the Chief Executive Officer, Mr. Honeycutt reported directly to the Board of Directors, and his salary was subject to annual review and adjustment by the Board. Mr. Honeycutt participated in the Company’s employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

     Under the employment agreement, if Mr. Honeycutt had resigned for good reason (as defined) or had been terminated by the Company without cause (as defined), he would have been entitled to receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon his target bonus opportunity for the year; (iii) immediate vesting of all incentive awards; (iv) immediate vesting of all stock options and restricted stock that would otherwise have vested within the following three years, and extension of the stock option exercise period until the earlier of the option expiration date or the fifth anniversary of the employment termination date; (v) a severance payment in an amount equal to the product of (a) the number of years (including fractional years), but not in excess of three, by which the termination date preceded his 65th birthday, multiplied by (b) the sum of his annual base salary, as in effect immediately prior to termination, plus the average of his three most recent annual bonuses paid or determined; (vi) continuation of all health and welfare benefits for the number of years (including fractional years), but not in excess of three, by which the termination date preceded his 65th birthday; and (vii) SERP retirement or early retirement benefits calculated as if he had terminated employment at an age equal to the lesser of 62, or the sum of his actual age plus three.

     Under the employment agreement, if Mr. Honeycutt’s employment had been terminated by the Company for cause, he would have been entitled to receive: (i) base salary through the date of termination; (ii) a 90-day period (or until the option expiration date, if earlier) to exercise stock options that were vested on the employment termination date; and (iii) SERP retirement benefits if he was 62 or older on the employment termination date.

     Under the employment agreement, if Mr. Honeycutt’s employment had been terminated for disability or by death, he or his estate would have been entitled to receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon his maximum bonus opportunity for the year; (iii) immediate vesting of all incentive awards; (iv) immediate vesting of all stock options and restricted stock; and (v) SERP death or disability benefits.

     There would have been a potential 6-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Honeycutt’s employment. The employment agreement provided for the crediting of interest during any such payment or benefits delay period.

     Retirement Agreement with Mr. Honeycutt. As noted above, on May 21, 2007 the Company entered into a retirement agreement with Mr. Honeycutt which supersedes the employment agreement. Pursuant to the retirement agreement, Mr. Honeycutt retired as Chief Executive Officer effective May 21, 2007, and will retire as Chairman and an employee effective as of the close of the Annual Meeting.

     In accordance with the provisions of the employment agreement, and pursuant to the terms and conditions of his outstanding equity awards and the SERP, Mr. Honeycutt will receive the following: (i) base salary through July 30, 2007; (ii) immediate vesting of all stock options, restricted stock and restricted stock units, and extension of the stock option exercise period until the earlier of the option expiration date or July 30, 2011; (iii) a cash payment of $11,161,256, payable on January 31, 2008, (iv) continuation of all health and welfare benefits until December 3, 2009 and (v) retirement benefits in accordance with the SERP.

     Mr. Honeycutt will also receive, until December 3, 2009, continued security services, use of office space and continued information technology support, secretarial support and telephone service.

     Mr. Honeycutt will be a consultant to the Company for a one-year term beginning July 31, 2007, and will receive an annual fee of $500,000 for such services.

Fiscal Year 2007 Equity Compensation Plan Information

     The following table provides information on equity compensation plans as of March 30, 2007. The table does not include the additional shares that would be issuable pursuant to the 2007 Employee Incentive Plan that is the subject of Proposal 2 of this Proxy Statement.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (b))
(a)	(b)	(c)	(d)
Equity compensation plans approved by security
holders	17,661,034	$43.69[1]	4,233,199 [2]
Equity compensation plans not approved by security
holders
Total	17,661,034		4,233,199
____________________

1.

Includes an aggregate of 180 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $43.02 per share that were granted under a plan the Company assumed in connection with the acquisition of Nichols Research Corporation. This plan did not permit grants or awards subsequent to the date of acquisition.

2.

Includes shares issuable under the 1997 Nonemployee Director Plan and 2001, 1998, and 1984 Stock Incentive Plans. Each of these plans permits shares to be issued pursuant to any type of arrangement that by its terms involves or might involve the issuance of Common Stock or derivative securities with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock, including, without limitation, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, RSUs, other securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares, and any two or more of the foregoing in tandem or in the alternative.

Also includes shares issuable under the 2006 Nonemployee Director Incentive Plan and the 2004 Incentive Plan. Each of these plans permits shares to be issued pursuant to stock options, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs, or any combination of the foregoing.

PROPOSAL 2:

APPROVAL OF 2007 EMPLOYEE INCENTIVE PLAN

     The Board believes that the number of shares remaining available for future awards to employees under the incentive plans previously approved by our stockholders is insufficient to meet CSC’s anticipated needs. Consequently, the Board adopted the 2007 Employee Incentive Plan (the “2007 Plan”) on May 21, 2007 and is submitting it to stockholders for approval at the Annual Meeting.

     As of June 18, 2007, only 1,105,126 shares remained available under our prior plans for new grants of equity incentives to employees, consisting of 567,071 shares available under the 2004 Incentive Plan, 504,941 shares available under the 2001 Stock Incentive Plan and 33,114 shares available under the 1998 Stock Incentive Plan. The 2007 Plan authorizes up to an additional 13,000,000 shares, which results in a total of 14,105,126 shares available for grants of equity incentives under the four plans on and after June 18, 2007, although each “full-value share” (as defined below) granted under the 2007 Plan will count against this number as 2 shares.

     As of June 18, 2007, there were 19,059,700 shares subject to outstanding stock options with a weighted average exercise price of $46.98 and a weighted average remaining contractual life of 6.36 years. Of these 19,059,700 shares, 13,166,068 were exercisable as of June 18, 2007 with a weighted average exercise price of $44.10 and a weighted average remaining contractual life of 5.05 years. In addition, as of June 18, 2007 there were 460,641 outstanding shares of unvested restricted stock and 613,120 shares subject to issuance pursuant to unvested restricted stock units, which collectively had a weighted average fair value of $49.86.

     The 2007 Plan is attached as Appendix B to this Proxy Statement. The following summary of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan.

Shares Available for Issuance

     The maximum number of shares of CSC stock that may be issued pursuant to awards granted under the 2007 Plan is 13,000,000, subject to certain adjustments for corporate transactions, as described in “Adjustments” below. Shares of CSC stock issued under the 2007 Plan may consist of newly issued shares, treasury shares and/or shares purchased in the open market or otherwise. Only the shares of CSC stock which are actually issued pursuant to an award granted under the 2007 Plan will be counted against the authorized shares; provided, however, that shares retained by or delivered to CSC to pay the exercise price of an outstanding stock option or withholding taxes in connection with any award and shares purchased by CSC in the open market will not become available for issuance as future awards under the 2007 Plan. If an award is settled or terminates by expiration, forfeiture, cancellation or otherwise without the issuance of all shares originally covered by the award, then the shares not issued will again be available for use under the 2007 Plan.

All Employees Eligible

     Each employee of CSC or any of its subsidiaries is eligible to be considered for the grant of awards under the 2007 Plan. As of June 18, 2007, there were approximately 79,000 eligible employees.

Administration by Independent Committee

     The 2007 Plan will be administered by a committee of the Board (the “Committee”) consisting of three or more directors, each of whom is:

  “independent” for purposes of CSC’s Corporate Governance Guidelines;

  a “non-employee director” for purposes of SEC Rule 16b-3(b)(3); and

  an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

     The Committee will have full and final authority to select the employees to whom awards will be granted under the 2007 Plan, to grant awards and to determine the terms and conditions of those awards.

Limitations on Issuance of Awards

     Full-Value Shares. The 2007 Plan provides that each share issued under awards as restricted stock or delivered in payment of an RSU or performance award (collectively, “full-value shares”) will count against the number of shares available under the 2007 Plan as 2 shares. Shares issued under options count against the shares available under the 2007 Plan as 1 share.

     Individual Award Limits. During any fiscal year, no employee may be granted under the 2007 Plan:

  performance awards with a maximum aggregate value of more than $10,000,000 (including all cash payable and the market value of all shares issuable as shares of CSC stock or restricted stock, or pursuant to RSUs); or

  stock options, restricted stock and RSUs (excluding restricted stock and RSUs issued pursuant to a performance award) with respect to an aggregate of more than 1,000,000 shares of CSC stock (or cash amounts based on the market value of that number of shares).

Types of Awards

     The 2007 Plan provides for the grant of:

  stock options;

  restricted stock;

  restricted stock units (“RSUs”); and

  performance awards, payable in cash, shares of CSC stock, restricted stock or RSUs with time-based vesting, or any combination of the foregoing.

     Subject to the 2007 Plan, the Committee will determine the terms and conditions of each award, which will be set forth in an award agreement executed by CSC and the participant.

     Stock Options. The 2007 Plan authorizes the Committee to grant incentive stock options and nonqualified stock options. The terms and conditions of the stock options will be determined by the Committee, subject to the requirements of the 2007 Plan. Among those requirements are the following:

  No Discounted Stock Options. The exercise price per share cannot be less than the market value of a share on the date of option grant, except in connection with substitute or replacement awards made in connection with a merger or other corporate acquisition;

  No Repricing. The 2007 Plan prohibits any adjustment to an outstanding option that reduces, or has the effect of reducing, the exercise price, and any repurchase for cash or exchange for another award at a time when the exercise price exceeds the fair market value of the underlying shares (other than in connection with certain corporate transactions, as described in “Adjustments” below), in each case unless approved by CSC’s stockholders;

  Maximum 10-Year Term. The option cannot be exercised after the 10th anniversary of the option grant date; and

  Minimum 1-Year Vesting. The option cannot provide for scheduled vesting in full prior to the 1st anniversary of the option grant date, although it may provide for accelerated vesting under specified circumstances.

     Subject to the other provisions of the 2007 Plan, the exercise price of an Option may be paid in such form as the Committee may specify in the applicable award agreement, including by the delivery of cash, shares of CSC stock and/or other consideration (including, where permitted by law and the Committee, awards) having a market value on the exercise date equal to the total exercise price.

     Restricted Stock and Restricted Stock Units. The 2007 Plan authorizes the Committee to grant awards of restricted stock and RSUs with time-based vesting or performance-based vesting. An RSU represents the right to receive a specified number of shares of CSC stock, or cash based on the market value of those shares, upon vesting or at a later date permitted in the award agreement. The terms and conditions of the restricted stock and RSUs will be determined by the Committee, subject to the requirements of the 2007 Plan. Among those requirements are the following:

  Minimum 1-Year Vesting. Restricted stock and RSUs cannot provide for scheduled vesting in full prior to the 1st anniversary of the award grant date, although they may provide for accelerated vesting under specified circumstances; and

  Voting and Dividend Rights. Unless the Committee determines otherwise, all restricted stock will have full voting and dividend rights, and all RSUs will have full dividend rights.

     Performance Awards. The 2007 Plan authorizes the Committee to grant performance awards payable in cash, shares of CSC stock, restricted stock or RSUs with time-based vesting, or any combination of the foregoing, based upon the achievement of specified performance goals during a specified performance period. Subject to the 2007 Plan, the performance goals, performance period and other terms and conditions applicable to performance awards will be specified by the Committee and set forth in the award agreement, provided that the minimum performance period will be one fiscal year, or such portion of the fiscal year that the participant has continuously held the same position. Except as provided in the 2007 Plan, performance awards will be paid or distributed only after the end of the performance period.

     Performance-Based Awards. Section 162(m) of the Internal Revenue Code limits CSC’s federal income tax deduction for compensation paid to any of the officers named in its proxy statement. The limit is $1 million per officer per year, with certain exceptions. This deductibility cap does not apply to qualifying “performance-based compensation.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved in advance by CSC’s stockholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards under the 2007 Plan, each of these aspects is discussed herein, and stockholder approval of the 2007 Plan is intended to constitute approval of each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m).

     It is intended that Performance-Based Awards (as defined below) granted under the 2007 Plan will qualify as deductible performance-based compensation if CSC stockholders approve the 2007 Plan and it is otherwise administered in compliance with Section 162(m).

     A grant to a CSC officer of a performance award, or of restricted stock or RSUs with performance-based vesting, may be designated by the Committee as a “Performance-Based Award.” The performance goals for a Performance-Based Award must be based on one or more of the following and determined pursuant to an objective formula: (i) contract awards; (ii) backlog; (iii) market share; (iv) revenue; (v) sales; (vi) days’ sales outstanding; (vii) overhead; (viii) other expense management; (ix) operating income; (x) operating income margin; (xi) earnings (including net earnings, EBT, EBIT and EBITDA); (xii) earnings margin; (xiii) earnings per share; (xiv) cash flow; (xv) working capital; (xvi) book value per share; (xvii) improvement in capital structure; (xviii) credit rating; (xix) return on stockholders’ equity; (xx) return on investment; (xxi) cash flow return on investment; (xxii) return on assets; (xxiii) total stockholder return; (xxiv) economic profit; or (xxv) stock price.

     Any performance goal may be used to measure the performance of the employee, one or more CSC business units, or CSC as a whole, and may be measured relative to a peer group or index, or relative to target or budgeted amounts. Any performance criteria may be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

     No Performance-Based Award granted under the 2007 Plan will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied. The Committee may not increase the value of a Performance-Based Award above the maximum value determined under the performance formula, but may retain the discretion to reduce the value below that maximum value.

Transferability

     Unless the Committee determines otherwise:

  no award, and no shares of CSC stock subject to an outstanding award as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, or transferred except by will or the laws of descent and distribution, and each award is exercisable during the employee’s lifetime only by the employee or, if permissible under applicable law, by his or her guardian or legal representative.

Change in Control

     Unless an award agreement shall specify otherwise, upon the date of a change in control of CSC:

  all outstanding options will become fully vested and exercisable;

  all restrictions applicable to outstanding restricted stock will lapse in full;

  all outstanding RSUs will become fully vested; and

  all performance awards will be considered earned and payable at the greater of (i) their value based on actual levels of achievement to date or (ii) their target value (prorated, in each case, if the change in control occurs during the performance period), and will be immediately paid or settled.

Adjustments

     If there is a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or similar transaction, or a sale of substantially all of CSC’s assets, then the Committee will make such adjustments as it deems appropriate and equitable in:

  the number and type of shares subject to outstanding awards granted under the 2007 Plan, and the exercise or purchase price per share;

  the maximum number and type of shares authorized for issuance under the 2007 Plan; and

  the maximum number and type of shares issuable pursuant to awards granted under the 2007 Plan to any employee during any fiscal year.

Plan Amendments

     The Board of Directors may amend or terminate all or any part of the 2007 Plan at any time and in any manner, subject to the following:

  CSC stockholders must approve any amendment or termination if (i) stockholder approval is required by the SEC, the New York Stock Exchange or any taxing authority, (ii) the amendment or termination would increase the benefits accruing to employees or the maximum number of shares which may be issued under the 2007 Plan, or would modify the 2007 Plan’s eligibility requirements or the prohibition on repricing options, or (iii) the amendment or termination is otherwise material; and

  employees must consent to any amendment or termination that would impair their rights under outstanding awards.

     The Committee may amend the 2007 Plan at any time and in any manner as may be necessary for the 2007 Plan to conform to local rules and regulations in any jurisdiction outside the United States. The Committee may amend the terms of any outstanding award in any manner consistent with the terms of the 2007 Plan, but no such amendment may impair the rights of any employee without his or her consent.

Plan Duration

     The 2007 Plan became effective upon its adoption by the Board of Directors on May 21, 2007, but no awards may be granted under the 2007 Plan until it has been approved by CSC stockholders. No award may be granted under the 2007 Plan after May 21, 2017, but any award granted prior to that date may extend beyond that date.

New Plan Benefits

     Because benefits under the 2007 Plan will depend on the Committee’s actions and the fair market value of CSC stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2007 Plan is approved by CSC stockholders. As of June 18, 2007, the closing price of CSC stock was $55.23 per share.

Federal Income Tax Treatment

     The following is a brief description of the effect of U.S. federal income taxation upon an employee and CSC with respect to the grant and exercise of awards under the 2007 Plan, based on federal income tax laws in effect on the date hereof. The following is only a summary and therefore is not complete, does not discuss the income tax laws of any state or foreign country in which an employee may reside, and is subject to change. Employees granted awards under the 2007 Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the 2007 Plan.

     Incentive Stock Options. Pursuant to the 2007 Plan, employees may be granted stock options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code. Except as described in the following two sentences, the employee is generally not taxed and CSC is not entitled to a deduction on the grant or exercise of an incentive stock option, provided the option is exercised while the employee is employed by CSC or its subsidiaries, or within three months following termination of employment (one year if termination is due to permanent disability). The amount by which the fair market value of the shares acquired upon exercise of the option exceeds the exercise price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

     If the employee disposes of shares acquired upon exercise of an incentive stock option at any time within one year after the date of exercise or two years after the date of grant of the option (such a disposition is referred to as a “disqualifying disposition”), then the employee will recognize:

  capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise;

  ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the option; and

  capital loss equal to the excess, if any, of the exercise price over the sales price.

     In the event of a disqualifying disposition, CSC will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

     If the employee sells shares acquired upon exercise of an incentive stock option at any time after the first anniversary of the date of exercise and the second anniversary of the date of grant of the option, then the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the option, and CSC will not be entitled to any deduction.

     Nonqualified Stock Options. Pursuant to the 2007 Plan, employees may be granted stock options that do not qualify for treatment as “incentive stock options” (referred to as “nonqualified stock options”). The grant of a nonqualified stock option is also generally not a taxable event for the employee. Upon exercise of a nonqualified stock option to purchase shares, the employee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and CSC will be entitled to a deduction equal to such amount. A subsequent disposition of the shares will give rise to gain or loss equal to the difference between the sales price and the sum of the exercise price paid with respect to the shares plus the ordinary income recognized with respect to the shares. Any gain or loss on the subsequent disposition of shares acquired through the exercise of a nonqualified stock option will generally be treated as a long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

     Restricted Stock. Pursuant to the 2007 Plan, employees may be granted restricted stock. Unless the employee makes a timely election under Section 83(b) of the Internal Revenue Code, he or she will generally not recognize any taxable income until the restrictions on the shares expire or are removed, at which time the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price for the restricted shares, if any. If the employee makes an election under Section 83(b) within 30 days after receiving shares of restricted stock, he or she will recognize ordinary income on the date of receipt equal to the excess of the fair market value of the shares on that date over the purchase price for the restricted shares, if any. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

     Restricted Stock Units. Pursuant to the 2007 Plan, employees may be granted RSUs. The grant of an RSU is generally not a taxable event for the employee. In general, the employee will not recognize any taxable income until the shares of CSC stock subject to the RSU (or cash equal to the value of such shares) are distributed to him or her without any restrictions, at which time the employee will recognize ordinary income equal to the excess of the fair market value of the shares (or cash) at that time over the purchase price for the shares, if any. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

     Performance Awards. Pursuant to the 2007 Plan, employees may be granted performance awards. The grant of a performance award is generally not a taxable event for the employee. Upon payment of a performance award, the employee will recognize ordinary income equal to the fair market value of any unrestricted stock (or cash) received. If a performance award is payable in whole or part by the grant of restricted stock or RSUs, the tax treatment is as described in the two preceding paragraphs. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

     Withholding of Taxes. Generally, CSC will be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with awards granted under the 2007 Plan. The employee may be required to pay the withholding taxes to CSC or make other provisions satisfactory to CSC for the payment of the withholding taxes as a condition to the exercise of stock options or the receipt of unrestricted stock pursuant to performance awards. Special rules will apply in cases where an employee pays the exercise or purchase price of an award, or the applicable withholding tax obligations, by delivering previously owned shares of CSC stock or by reducing the number of shares otherwise issuable pursuant to the award. Such a delivery of shares will in certain circumstances result in the recognition of income with respect to those shares.

     Miscellaneous Tax Issues. Awards to employees under the 2007 Plan may provide for accelerated vesting or payment in the event of a change in control of CSC. In that event, and depending upon the individual circumstances of the employee, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, an employee will be subject to a 20% excise tax on any “excess parachute payment” and CSC will be denied any deduction with respect to such payment. As described in “Performance-Based Awards” above, in certain instances CSC may be denied a compensation deduction for awards granted to certain CSC officers to the extent their aggregate compensation exceeds $1,000,000 in a given year.

Vote Required.

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal, provided that stockholders holding a majority of the shares of CSC stock outstanding on the record date cast votes on this matter.

The Board of Directors recommends a vote FOR approval of the 2007 Employee Incentive Plan.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for fiscal year 2008. As a matter of good corporate governance, the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting. If stockholders do not ratify the appointment of the independent auditors, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2009 fiscal year.

     We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He or she will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Fees

     The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which include Deloitte Consulting, for services provided during the last two fiscal years:

	FY2007	FY2006
Audit Fees [1]	$8,927,000	$8,180,000
Audit-Related Fees [2]	2,991,000	1,817,000
Tax Fees [3]	4,039,000	2,917,000
All Other Fees [4]	14,000	52,000
	$15,971,000	$12,966,000
____________________

1.

Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.

2.

Consists primarily of fees for third party data center reviews, accounting research, employee benefit plan audits and, for fiscal year 2006, special audits of subsidiaries we divested. The fiscal year 2007 increase relates primarily to the Company’s stock option investigation.

3.	Consists of fees for tax compliance and consultation, and expatriate tax services.

4.	Consists primarily of technical training services and, for fiscal year 2006, government contract advisory services.

Pre-Approval Policy

     The Audit Committee pre-approves all audit, audit-related and tax services to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent auditors, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte &
Touche LLP as independent auditors for fiscal year 2008.

PROPOSAL 4

STOCKHOLDER PROPOSAL -- BOARD INCLUSIVENESS

     The Company has been informed that a stockholder intends to introduce the following resolution at the Annual Meeting. Upon receiving an oral or written request for the name and address of the stockholder submitting the proposal, CSC will furnish this information.

     WHEREAS

     Computer Sciences currently has a distinguished board of eight persons, all of whom are white males;

     At last year’s annual shareholder meeting a resolution similar to this one received a favorable vote of 31.7% of the votes cast;

     We believe that our Board still needs to ensure shareholders that all reasonable steps are taken to include women and persons from minority racial groups in the pool from which Board nominees are chosen; therefore be it

     RESOLVED that the shareholders request the Board:

1.	In connection with its search for suitable Board Candidates, to ensure that women and persons from minority racial groups are among those it considers for nomination to the Board.

2.	To publicly commit itself to a policy of board inclusiveness, including steps to be taken and a timeline for implementing that policy.

3.	To report to shareholders, at reasonable expense (and omitting proprietary information) by December 2007:

	a.	On its efforts to encourage diversified representation on the board;

	b.	Whether, in the nomination committee’s charter or its procedures, diversity is included as a criterion in selecting the total membership of the Board.

SUPPORTING STATEMENT

     The Sarbanes-Oxley Act has resulted in both the stock exchanges and the SEC taking actions to enhance the independence, accountability and responsiveness of corporate boards. We believe that in order to enhance such independence it is necessary for corporations to aggressively seek diversity by gender, age and race among their board candidates. As companies seek new board members to meet the new independence standards, there is a unique opportunity to enhance diversity on the board. Several corporations (including JPMorganChase, Coke, Johnson & Johnson, Pfizer, Proctor and Gamble and Time/Warner) have included their commitment to board diversity (by gender and race) in the charter of their nominating committee (both NYSE and NASDAQ now require committee charters). We believe that the judgment and perspectives offered from deliberations of a diverse board of directors improve the quality of their decision making and will enhance business performance by enabling a company to respond more effectively to the needs of customers worldwide.

     We note that only a relatively small number of S&P 500 companies have all white male boards. We believe that many publicly held corporations have benefited from the perspectives brought by many well-qualified board members who are women or minority group members. For that reason, some institutional investors are pressuring companies to diversify their boards. “My first priority as treasurer is the bottom line,” said Connecticut State Treasurer Denise Nappier. “Greater diversity leads to better corporate governance, which is good for Connecticut’s investments. I regard diversity as key to the functioning of an effective board. In a complex global market you need to pick from the largest pool of talent available to you,” said Ms. Nappier.

     We urge the Board to enlarge its search for qualified members by casting a wider net.

THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

     There are many factors that contribute to good directors. The Board believes that its director nomination process, which focuses on the overall qualifications of director candidates, including gender, race, ethnicity and other factors, is the best means of recruiting individuals with the appropriate qualifications to serve as directors.

     The Board also believes that the implementation of a fixed timeline for inclusion of any category of directors might limit the Board’s ability to select the most qualified director candidates, and would not be in the best interests of the Company or its stockholders.

The Board of Directors recommends a vote AGAINST the Stockholder Proposal.

PROPOSAL 5

STOCKHOLDER PROPOSAL -- DISCLOSURE OF POLITICAL CONTRIBUTIONS

     The Company has been informed that a stockholder intends to introduce the following resolution at the Annual Meeting. Upon receiving an oral or written request for the name and address of the stockholder submitting the proposal, CSC will furnish this information.

     RESOLVED:

     That the shareholders of Computer Sciences Corporation (“Computer Sciences” or “the Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

	a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

	b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and,

	c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

     This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the Company’s Website to reduce costs to shareholders.

SUPPORTING STATEMENT

     As long-term shareholders of Computer Sciences, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

     Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions with corporate funds, called “soft money,” and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not publicly disclosed. Company soft money contributions have not been uncovered in 2003-04, the last fully reported election cycle. However, Computer Sciences’ payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax exempt organizations.

     Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support FOR this critical governance reform.

THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

     The Board of Directors has considered this proposal and while it supports the transparency and accountability objectives, believes that its adoption is unnecessary and would not be in the best interests of the Company or our stockholders.

     This proposal is unnecessary because much of the information the proposal seeks to have CSC disclose is already publicly available. Political contributions made by CSC must be disclosed under federal, state and local campaign finance laws and CSC fully complies with these disclosure and reporting requirements. Current law prohibits corporate contributions to federal candidates or their political committees, but we are able to make contributions to state and local candidates or initiatives where permitted by law. These contributions annually have been quite modest, typically $10,000 or less in the aggregate for all state and local candidates and initiatives. We also are able to sponsor an employee political action committee (“PAC”), funded by voluntary contributions from eligible employees. The PAC files monthly reports of recipients and disbursements with the Federal Election Commission (“FEC”), as well as pre-election and post-election FEC reports. These detailed, publicly available reports identify the names of candidates supported and amounts contributed by the PAC. Thus, we do not believe that posting the requested information on our website would provide stockholders with additional meaningful information, and it would impose unnecessary costs and administrative burdens.

     The Board believes that when public policy issues impact CSC’s business interests directly or indirectly, it is in the best interest of our stockholders to support the legislative process by contributing to state and local candidates and political organizations when such contributions are consistent with our business objectives and are permitted by federal, state and local laws. Moreover, the Board believes that CSC’s existing oversight procedures for political contributions are sufficient and requiring direct Audit Committee or similar Board committee oversight of CSC’s political contributions is unnecessary.

The Board of Directors recommends a vote AGAINST the Stockholder Proposal.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the SEC initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner for transactions during the fiscal year ended March 30, 2007.

Business for 2008 Annual Meeting

     Stockholder Proposals. For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2008 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than February 23, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

     Corporate Secretary
     Computer Sciences Corporation
     2100 East Grand Avenue
     El Segundo, California 90245
     Facsimile: (310) 322-9767

     For a stockholder proposal that is not intended to be included in CSC’s 2008 proxy statement for the 2008 Annual Meeting, timely notice of the proposal in proper written form must be given to CSC’s Chairman of the Board, Chief Executive Officer or Secretary in accordance with the requirements set forth in our Bylaws. To be timely, the notice must be delivered to or mailed and received at our principal executive offices between March 2, 2008 and April 1, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then, in order to be timely, notice of the stockholder proposal must be so received not later than 5:00 p.m. Los Angeles, California time on the 10th day after the earlier of (i) the day upon which the annual meeting date is first publicly disclosed, or (ii) the day upon which the notice of annual meeting is mailed. You may contact CSC’s Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals. CSC’s Bylaws are also available on the Company’s Website, www.csc.com, under “Corporate Governance.”

     Stockholder-Recommended Director Candidates. In addition, as discussed above, the Nominating/Corporate Governance Committee will consider candidates recommended by stockholders who beneficially own in excess of 1% of the outstanding CSC stock. Recommendations for candidates to be considered by the Committee in connection with the 2008 Annual Meeting must be submitted to the Committee, in care of the Corporate Secretary, and received at our principal executive offices by February 23, 2008. See “CORPORATE GOVERNANCE; Director Nomination Process” on page 7 above for a list of items that should be included with the submission and a description of the Nominating/Corporate Governance Committee’s evaluation process.

Householding; Availability of 2007 Annual Report and Proxy Statement

     The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

     If you would like an additional copy of the 2007 Annual Report or this proxy statement, these documents are available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” They are also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

     Investor Relations
     Computer Sciences Corporation
     2100 East Grand Avenue
     El Segundo, California 90245

     If you share the same address with other CSC stockholders and would like to start or stop householding for your account, you can call 800.542.1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

     If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

Appendix A

INDEPENDENCE STANDARDS

     A director is “independent” if the Board of Directors has determined that he or she has no material relationship with Computer Sciences Corporation or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.

The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.

The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.

(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.

The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

     An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

A-1

Appendix B

COMPUTER SCIENCES CORPORATION

2007 EMPLOYEE INCENTIVE PLAN

SECTION 1.   PURPOSE

     The purpose of this 2007 Employee Incentive Plan (“Plan”) of Computer Sciences Corporation, a Nevada corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

SECTION 2.   CERTAIN DEFINITIONS

     As used in this Plan, the following terms have the meanings set forth below:

(a)	“Award” means any Option, Restricted Stock, RSU or Performance Award.

(b)

“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted hereunder, that is executed or acknowledged by both the Company and the Participant.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means the first to occur of the following events:

(i) the dissolution or liquidation of the Company;

(ii) a sale of substantially all of the property and assets of the Company;

(iii)

a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding securities of any class then subject to this Plan being exchanged for or converted into cash, property and/or securities not issued by the Company;

(iv)

a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding securities of any class then subject to this Plan being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination;

(v) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company; or

(vi)

a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)	“Employee” means any employee of the Company or of any Subsidiary.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)

“Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless the Committee shall determine otherwise, the Fair Market Value of a Share on any day means the last sale price, regular way, of a Share on such day (or in case the principal United States national securities exchange on which the Shares are listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Shares are listed or admitted to trading.

(i)	“Fiscal Year” means a fiscal year of the Company.

(j)	“Full-Value Shares” means Shares issued as Restricted Stock or pursuant to RSUs or Performance Awards.

(k)	“Incentive Stock Option” means a stock option granted hereunder that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(l)	“Nonqualified Stock Option” means an Option granted hereunder that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(m)	“Officer” means any corporate officer of the Company.

(n)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(o)	“Participant” means an Employee who is selected by the Committee to receive an Award under this Plan.

(p)

“Performance Award” means an Award which provides for payment or settlement in cash, Shares, Restricted Stock or RSUs with time-based vesting, or any combination of the foregoing based on the achievement of specified performance goals during a specified Performance Period.

(q)

“Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(r)

“Restricted Stock” means any Share issued hereunder with the restriction that the holder may not sell, assign, transfer, pledge or otherwise encumber such Share, and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(s)

“Restricted Stock Unit” or “RSU” means right granted hereunder to receive a specified number of Shares, or cash based on the Fair Market Value of such Shares, upon vesting or at a later date permitted in the Award Agreement.

(t)	“Shares” means shares of the Common Stock, par value $1.00 per share, of the Company, as adjusted in accordance with Section 5(d) hereof.

(u)

“Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.

(v)	The “Value” of a Performance Award means the sum of the following:

(i) the amount of cash payable pursuant to the Performance Award; plus

(ii) the Fair Market Value of the Shares issuable (as Shares or Restricted Stock, or pursuant to RSUs) in settlement of the Performance Award, determined as of the date or dates of settlement.

SECTION 3.   ADMINISTRATION

     This Plan shall be administered by a committee of the Board (the “Committee”). The Committee shall consist of at least three directors, each of whom:

(x)	is “independent” for purposes of the Company’s Corporate Governance Guidelines;

(y)	is a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated under the Exchange Act; and

(z)	is an “outside director” for purposes of Section 162(m) of the Code.

     Unless and until the Board shall determine otherwise, the Compensation Committee of the Board shall serve as the Committee.

     Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(a)	adopt, amend and rescind rules and regulations relating to this Plan;

(b)	determine which persons are Employees, and to which of such Employees, if any, Awards shall be granted hereunder;

(c)	grant Awards to Employees and determine the terms and conditions thereof, including the number of Shares and/or the amount of cash issuable pursuant thereto;

(d)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended;

(e)	determine the extent to which adjustments are required pursuant to Section 5(d) hereof; and

(f)	interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

     Decisions of the Committee shall be final, conclusive and binding upon all persons and entities, including the Company, all stockholders of the Company, all Employees and all Participants.

SECTION 4.   ELIGIBILITY

     Any Employee shall be eligible to be selected as a Participant.

SECTION 5.   SHARES SUBJECT TO THIS PLAN

(a)

Subject to adjustment as provided in Section 5(d) hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards granted under this Plan shall be 13,000,000; provided that any Shares issued pursuant to Options granted under this Plan shall be counted against the limit set forth in Section 5(a) on a one-for-one basis and any Shares issued pursuant to Awards granted under this Plan as Full-Value Shares shall be counted against this limit as two Shares for every one Share subject to such Award.

(b)

For purposes of Section 5(a) hereof, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares used to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares repurchased on the open market with the proceeds of an Option exercise.

     Any Shares which are subject to an Award that terminates by expiration, forfeiture, cancellation or otherwise, or which are subject to any part of an Award that is settled in cash in lieu of Shares, shall not be deemed issued pursuant to such Award for purposes of Section 5(a) hereof.

(c)	Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

(d)

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee shall make appropriate and equitable adjustments, as of the date of such transaction, in:

	(i)	the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards, and the exercise price of outstanding Options;

(ii)	the maximum number and type of shares or other securities that may be issued pursuant to all Awards granted under this Plan, as set forth in Section 5(a) hereof;

(iii)

the maximum number and type of shares or other securities that may be issued pursuant to Options, Restricted Stock and RSUs granted to any Participant during any Fiscal Year, as set forth in Section 6(a)(ii) hereof; and

(iv)	the maximum number of shares or other securities subject to Options, RSUs and Restricted Stock, the vesting of which is accelerated by the Committee as set forth in Sections 7(c) or 8(b) hereof.

SECTION 6.   LIMITATIONS ON AWARDS

(a)	During any Fiscal Year, no Participant may be granted:

	(i)	Performance Awards with a Value of more than $10,000,000; or

(ii)

Options, Restricted Stock and RSUs, other than Restricted Stock and RSUs granted in settlement of a Performance Award, with respect to an aggregate of more than 1,000,000 Shares (or cash amounts based on the Fair Market Value of that number of Shares).

SECTION 7.   STOCK OPTIONS

     Incentive Stock Options and Non-Qualified Stock Options may be granted hereunder to Participants. All Options shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

(a)

Exercise Price. The exercise price per Share of an Option shall be determined by the Committee in its sole discretion; provided, however, that except with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity (“Substitute Options”) , such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option. Substitute Options may be granted with an exercise price per Share that is less than 100% of the Fair Market Value of a Share on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by optionees of the acquired entity or in the terms of the agreement providing for such merger or other acquisition.

(b)

Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall be exercisable after the expiration of ten years from the date of grant of the Option.

(c)

Exercisability. Options shall be exercisable at such time or times as shall be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, no Option shall vest in full prior to one year from the date of grant of the Option; provided, however, that (i) the Award Agreement may provide for a shorter period of time in the event of the Participant’s death, disability, retirement, involuntary termination without cause or voluntary termination for good reason, and (ii) the Committee, in its sole discretion, may accelerate the vesting of not more than 500,000 Shares, including all Shares subject to Options and RSUs so accelerated and all Restricted Stock so accelerated. In addition, the vesting of an Option may be accelerated pursuant to Section 11 hereof upon a Change in Control.

(d)

Method of Exercise. Subject to the other provisions of this Plan, the exercise price of an Option may be paid in such form or forms as the Committee may specify in the applicable Award Agreement, including, without limitation, by the delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards), or any combination of the foregoing, having a Fair Market Value on the exercise date equal to the total exercise price.

SECTION 8.   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     Restricted Stock and RSUs may be granted hereunder to Participants. All Restricted Stock and RSUs shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

(a)

Restrictions. The restrictions applicable to each grant of Restricted Stock and the vesting provisions applicable to each grant of RSUs shall be determined by the Committee, in its sole discretion, and may either be based on (i) the Participant’s continued employment with the Company or any Subsidiary (“time-base vesting”) or (ii) the achievement of specified performance goals during a specified Performance Period (“performance-based vesting”).

(b)

Minimum Vesting Period. The minimum period of time until a grant of Restricted Stock is no longer subject to any restrictions, or a grant of RSUs is fully vested, shall be one year from the date of grant; provided, however, that (i) the Award Agreement may provide for a shorter period of time in the event of the Participant’s death, disability, retirement, involuntary termination without cause or voluntary termination for good reason, and (ii) the Committee, in its sole discretion, may accelerate the vesting of not more than 500,000 Shares, including all Restricted Stock so accelerated and all Shares subject to RSUs and Options so accelerated. In addition, the vesting of Restricted Stock and RSUs may be accelerated pursuant to Section 11 hereof upon a Change in Control.

(c)

Voting and Dividend Rights. Unless the Committee, in its sole discretion, shall determine otherwise, all Restricted Stock shall have full voting and dividend rights, and all RSUs shall have full dividend rights.

(d)

Stock Certificates. Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate or certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

SECTION 9.   PERFORMANCE AWARDS

     Performance Awards may be granted hereunder to Participants. All Performance Awards shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

(a)

The performance goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee, in its sole discretion; provided, however, that each Performance Period shall be not less than one fiscal year or such portion of the fiscal year that the Participant has continuously held the same position.

(b)	Except as provided in Section 11 hereof, Performance Awards shall be paid or settled only after the end of the relevant Performance Period.

(c)	The performance levels to be achieved for each Performance Period and the amount of cash, Shares, Restricted Stock or RSUs be paid or distributed shall be conclusively determined by the Committee.

(d)

Performance Awards may be paid or settled in a lump sum or in installments following the close of the Performance Period, or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10.   PERFORMANCE-BASED AWARDS

     A grant to an Officer of Restricted Stock or RSUs with performance-based vesting, or of a Performance Award, may be designated by the Committee as a “Performance-Based Award.” Performance-Based Awards are intended to qualify as deductible “performance-based compensation” pursuant to Section 162(m) of the Code. All Performance-Based Awards shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan or Section 162(m), as the Committee shall deem desirable:

(a)

Performance-Based Awards shall vest or become payable solely on account of the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or more of the following: (i) contract awards; (ii) backlog; (iii) market share; (iv) revenue; (v) sales; (vi) days’ sales outstanding; (vii) overhead; (viii) other expense management; (ix) operating income; (x) operating income margin; (xi) earnings (including net earnings, EBT, EBIT and

EBITDA); (xii) earnings margin; (xiii) earnings per share; (xiv) cash flow; (xv) working capital; (xvi) book value per share; (xvii) improvement in capital structure; (xviii) credit rating; (xix) return on stockholders’ equity; (xx) return on investment; (xxi) cash flow return on investment; (xxii) return on assets; (xxiii) total stockholder return; (xxiv) economic profit; or (xxv) stock price.

(b)

Any performance goal may be used to measure the performance of the Participant, one or more of the Company’s business units, or the Company as a whole, and may be measured relative to a peer group or index, or relative to target or budgeted amounts. Any performance criteria may be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

(c)

Performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(d)

Prior to the vesting or payment of any Performance-Based Award, the Committee shall certify in writing that the applicable performance goals and any material terms thereof were, in fact, satisfied. The Committee may adjust downwards, but not upwards, the cash, Shares, Restricted Stock and/or RSUs payable or distributable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable performance goals.

     The Committee shall have full power and authority to impose such other restrictions on Performance-Based Awards as it shall deem necessary or appropriate in order that such Performance-Based Awards constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto, and the regulations thereunder.

SECTION 11.   CHANGE IN CONTROL

     Notwithstanding any other provision of this Plan to the contrary, unless an Award Agreement shall specify otherwise, upon the date of a Change in Control:

(a)	all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;

(b)	all restrictions applicable to outstanding Restricted Stock shall lapse in full;

(c)	all outstanding RSUs that have not vested in full on or prior thereto shall be fully vested; and

(d)

all Performance Awards shall be considered earned and payable at the greater of (i) their Value based on actual levels of achievement to date or (ii) their target Value (prorated, in each case, if the Change in Control occurs during the Performance Period), and shall be immediately paid or settled.

SECTION 12.   AMENDMENTS AND TERMINATION

     The Board may amend, alter, suspend, discontinue or terminate this Plan, or any portion thereof, at any time and in any manner; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without:

(a)	the approval of the Company’s stockholders, if:

	(i)	such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply,

	(ii)	such approval is required by the New York Stock Exchange or the Securities and Exchange Commission,

(iii)

such amendment, alteration, suspension, discontinuation or termination would increase the benefits accruing to Participants or the maximum number of shares or other securities which may be issued under this Plan, or would modify this Plan’s eligibility requirements or Section 13(a) hereof; or

	(iv)	such amendment, alteration, suspension, discontinuation or termination is otherwise material; and

(b)	the consent of each Participant whose rights under any outstanding Award would be impaired by such action.

     Notwithstanding anything to the contrary herein, the Committee may amend this Plan at any time and in any manner, or adopt sub-plans, as may be necessary for this Plan to conform to local rules and regulations in any jurisdiction outside the United States.

     The Committee may amend, prospectively or retroactively, the terms of any outstanding Award in any manner consistent with the terms of the Plan; provided, however, that no such amendment shall impair the Participant’s rights under such Award without his or her consent.

SECTION 13.   GENERAL PROVISIONS

(a)

Repricing Prohibited. Outstanding Options shall not be repriced without the approval of the Company’s stockholders. “Repricing” means any of the following, or any other action that has the same effect:

	(i)	lowering the exercise price of an Option after it is granted;

	(ii)	any other action that is treated as a repricing under generally accepted accounting principles;

	(iii)	repurchasing an Option for cash at a time when its exercise price exceeds the Fair Market Value of the underlying Shares; or

(iv)

canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another option, restricted stock, or other equity (whether granted under this Plan or otherwise), unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction (such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant);

provided, however, that the term “repricing” does not include any adjustment made pursuant to Section 5(d) hereof.

(b)	Nontransferability of Awards. Unless the Committee determines otherwise at the time the Award is granted or thereafter:

(i)

no Award, and no Shares subject to an outstanding Award as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution; provided, however, that if so permitted by the Committee, a Participant may designate a beneficiary to exercise his or her rights under any Award after his or her death; and

	(ii)	each Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by his or her guardian or legal representative.

(c)

Award Entitlement. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

(d)

Requirement of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until both the Company and such recipient shall have either executed an Award Agreement evidencing the Award and the recipient shall have delivered a copy thereof to the Company.

(e)

Termination, Forfeiture and Disgorgement. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

	(i)	competing with the Company or participating in any enterprise that competes with the Company;

(ii)

using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and

	(iii)	after the Participant is no longer employed by the Company or any Subsidiary:

(A)

soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,

		(B)	soliciting or hiring any person who is then an Employee, or

		(C)	taking any action that, in the judgment of the Committee, is not in the best interests of the Company.

(f)

Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee, in its sole discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g)	Award Deferrals. The Committee shall have full power and authority to establish procedures pursuant to which the payment or settlement of any Award may be deferred.

(h)

Delegation of Authority. The Committee may delegate to one or more Officers or a committee of Officers the right to grant Awards to Employees who are not Officers, and all of the Committee’s power and authority hereunder with respect to such Awards.

(i)

Withholding Taxes. The Company shall be authorized to withhold from any Award issuable or amount payable under this Plan the amount of withholding taxes due in respect of such Award or payment, and to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for a Participant to elect to satisfy such tax withholding obligations by delivering or transferring Shares to the Company, or by directing the Company to retain Shares otherwise deliverable to the Participant in connection with an Award.

(j)

Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Nevada and applicable U.S. federal law.

(k)

Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

(l)

Awards to Non-U.S. Employees. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 14.   TERM OF PLAN

     This Plan is effective as of May 21, 2007, the date upon which it was approved by the Board; provided, however, that no Award may be granted under this Plan until it has been approved by the stockholders of the Company. No Award may be granted under this Plan after May 21, 2017, but any award granted prior to that date may extend beyond that date.

C/O MELLON INVESTOR SERVICES P.O. BOX 3315 SOUTH HACKENSACK, NJ 07606	VOTE BY INTERNET - www.proxyvote.com

Use the Internet up until 11:59 p.m. Eastern Daylight Time on July 29, 2007 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Computer Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1.800.690.6903

To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on July 29, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Daylight Time on July 25, 2007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	COMSC3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPUTER SCIENCES CORPORATION

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

Vote On Directors
1.	To elect nominees to the CSC Board of Directors				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

					All	For All	Except

01) Irving W. Bailey, II, 02) David J. Barram,
	03) Stephen L. Baum, 04) Rodney F. Chase,				☐	☐	☐
05) Michael W. Laphen, 06) F. Warren McFarlan,
07) Thomas H. Patrick.

Vote On Proposals		For	Against	Abstain	The Board of Directors recommends a vote “AGAINST” Stockholder Proposals 4 and 5. For Against Abstain

2.	Approval of 2007 Employee Incentive Plan	☐	☐	☐	4. Stockholder Proposal regarding Board Inclusiveness ☐ ☐ ☐

3.	To ratify the appointment of independent auditors	☐	☐	☐	5. Stockholder Proposal regarding Disclosure of Political Contributions ☐ ☐ ☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

IMPORTANT NOTICE TO SHAREHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer shareholder accounts when they meet that state’s criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the shareholder’s possession is cancelled on the records of CSC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC’s Shareholder Services department or CSC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC’s transfer agent: Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606; telephone 800.676.0654; and Internet address: www.MellonInvestor.com/isd. Please inform Mellon Investor Services if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center (telephone 877.612.2211) of any address change or their local Human Resources representative if not supported by the CSC Service Center.

COMPUTER SCIENCES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, JULY 30, 2007

     The undersigned hereby appoints MICHAEL W. LAPHEN, MICHAEL E. KEANE and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266, at 10:00 a.m., Pacific Daylight Time, on July 30, 2007, and at any adjournments or postponements thereof, and to consider any other matter properly coming before the meeting.

     If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

     This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR 1) THE ELECTION OF DIRECTORS; 2) APPROVAL OF THE 2007 EMPLOYEE INCENTIVE PLAN; AND 3) RATIFICATION OF THE INDEPENDENT AUDITORS; AND AGAINST 4) THE STOCKHOLDER PROPOSAL REGARDING BOARD INCLUSIVENESS; AND 5) THE STOCKHOLDER PROPOSAL REGARDING DISCLOSURE OF POLITICAL CONTRIBUTIONS. FOR SHARES HELD IN THE COMPANY'S MATCHED ASSET PLAN, IF YOU DO NOT TIMELY VOTE, THAT IS ALSO HOW THE SHARES ALLOCATED TO THIS ACCOUNT WILL BE VOTED, UNLESS THE BANK OF NEW YORK (THE TRUSTEE FOR THOSE SHARES) DETERMINES TO VOTE THOSE SHARES OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PROXY

If you do not timely vote by Internet, telephone or mailing your completed proxy card, or attend the meeting and vote by ballot, these shares cannot be voted except for non-voted shares allocated to this MAP account, which will be voted as set forth above.